                                                                   EXHIBIT 4(d)


                              U.S. $1,400,000,000

                     AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of JANUARY 26, 1999

                                     Among

                      WILLIAMS HOLDINGS OF DELAWARE, INC.

                                  as Borrower

                             THE BANKS NAMED HEREIN

                                    as Banks

                                      and

                                 CITIBANK, N.A.

                                    as Agent

                               TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
PRELIMINARY STATEMENTS...........................................................................1

ARTICLE I         DEFINITIONS AND ACCOUNTING TERMS...............................................2
         Section 1.1     Certain Defined Terms...................................................2
         Section 1.2     Computation of Time Periods............................................12
         Section 1.3     Accounting Terms.......................................................12
         Section 1.4     Miscellaneous..........................................................12
         Section 1.5     Ratings................................................................12

ARTICLE II        AMOUNTS AND TERMS OF THE ADVANCES.............................................13
         Section 2.1     The A Advances.........................................................13
         Section 2.2     Making the A Advances..................................................13
         Section 2.3     Fees...................................................................15
         Section 2.4     Reduction of the Commitments...........................................16
         Section 2.5     Repayment of A Advances................................................16
         Section 2.6     Interest on A Advances.................................................16
         Section 2.7     Additional Interest on Eurodollar Rate Advances........................17
         Section 2.8     Interest Rate Determination............................................17
         Section 2.9     Evidence of Debt.......................................................17
         Section 2.10    Prepayments............................................................17
         Section 2.11    Increased Costs........................................................18
         Section 2.12    Illegality.............................................................19
         Section 2.13    Payments and Computations..............................................19
         Section 2.14    Taxes..................................................................20
         Section 2.15    Sharing of Payments, Etc...............................................21
         Section 2.16    The B Advances.........................................................22
         Section 2.17    Optional Termination...................................................25
         Section 2.18    Extension of Termination Date..........................................26
         Section 2.19    Voluntary Conversion of Advances.......................................26
         Section 2.20    Automatic Provisions...................................................26

ARTICLE III       CONDITIONS....................................................................26
         Section 3.1     Conditions Precedent to Initial Advances...............................26
         Section 3.2     Additional Conditions Precedent to Each A Borrowing....................27
         Section 3.3     Conditions Precedent to Each B Borrowing...............................28

ARTICLE IV        REPRESENTATIONS AND WARRANTIES................................................29
         Section 4.1     Representations and Warranties of the Borrower.........................29

ARTICLE V         COVENANTS OF THE BORROWER.....................................................32
         Section 5.1     Affirmative Covenants..................................................32
         Section 5.2     Negative Covenants.....................................................35



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

ARTICLE VI        EVENTS OF DEFAULT.............................................................38
         Section 6.1     Events of Default......................................................38

ARTICLE VII       THE AGENT.....................................................................41
         Section 7.1     Authorization and Action...............................................41
         Section 7.2     Agent's Reliance, Etc..................................................41
         Section 7.3     Citibank and Affiliates................................................41
         Section 7.4     Bank Credit Decision...................................................42
         Section 7.5     Indemnification........................................................42
         Section 7.6     Successor Agent........................................................42

ARTICLE VIII      MISCELLANEOUS.................................................................43
         Section 8.1     Amendments, Etc........................................................43
         Section 8.2     Notices, Etc...........................................................43
         Section 8.3     No Waiver; Remedies....................................................44
         Section 8.4     Costs, Expenses and Taxes..............................................44
         Section 8.5     Right of Set-off.......................................................45
         Section 8.6     Binding Effect; Transfers..............................................45
         Section 8.7     Governing Law..........................................................48
         Section 8.8     Interest...............................................................48
         Section 8.9     Execution in Counterparts..............................................48
         Section 8.10    Survival of Agreements, Representations and Warranties, Etc............48
         Section 8.11    Borrower's Right to Apply Deposits.....................................49
         Section 8.12    Confidentiality........................................................49
         Section 8.13    WAIVER OF JURY TRIAL...................................................50



                                      ii
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                             Schedules and Exhibits

Schedule I        -     Bank Information
Schedule II       -     Borrower Information
Schedule III      -     Permitted Liens
Schedule IV       -     Commitments
Schedule V        -     Rating Categories


Exhibit A-1       -     Form of A Note
Exhibit A-2       -     Form of B Note
Exhibit B-1       -     Notice of A Borrowing
Exhibit B-2       -     Notice of Borrowing
Exhibit C         -     Opinion of William G. von Glahn
Exhibit D         -     Opinion of Special Counsel to Agent
Exhibit E         -     Existing Transfer Restrictions
Exhibit F         -     Form of Transfer Agreement

                     AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of January 26, 1999

         This Amended and Restated Credit Agreement, dated as of January 26, 1999 (as may be amended, modified, supplemented, renewed, extended or restated from time to time, this "Agreement"), is by and among WILLIAMS HOLDINGS OF DELAWARE, INC., a Delaware corporation (the "Borrower"), the various banks as are or may become parties hereto (collectively, the "Banks"), and CITIBANK, N.A., as Agent (in such capacity, together with any successors thereto in such capacity, the "Agent"). In consideration of the mutual covenants and agreements contained herein, the Borrower, the Agent and the Banks hereby agree as set forth herein.

                             PRELIMINARY STATEMENTS

         1. The Borrower, the Agent, and certain of the Banks are parties to a credit agreement dated as of March 30, 1998 (the "3/98 Credit Agreement") and the Borrower, the Agent and certain of the Banks are parties to a credit agreement dated as of July 23, 1997, as amended on July 21, 1998, (the "7/97 Credit Agreement"). The Banks party to the 3/98 Credit Agreement and the Banks party to the 7/97 Credit Agreement (each Bank party to either of such agreements an "Original Bank" and collectively, the "Original Banks") have made certain advances pursuant to each such agreement (the "Original Advances") and the Banks, the Borrower and the Agent intend that all Original Advances comprising A Advances, which have not heretofore been repaid, shall, on the date of this Agreement, be continued, amended, renewed, restated and converted into A Advances of the same Type under this Agreement (but shall not be deemed to be repaid).

         2. The Borrower has requested that the 3/98 Credit Agreement and the 7/97 Credit Agreement each be amended, and, as so amended, be restated in their entirety as a single agreement.

         3. The Borrower, the Banks and the Agent have agreed that, as part of the restructuring of the outstanding Original Advances (if any) and a restructuring of the Commitments of the Original Banks under the 3/98 Credit Agreement and the 7/97 Credit Agreement, the Original Banks shall assign, and the Original Banks do hereby assign, portions of their Commitments and Original Advances (if any) to the Banks shown on Schedule IV such that each Bank party hereto shall have, as of the date of this Agreement, Commitments as shown on
Schedule IV hereto.

         4. The parties hereto have agreed to restate the 3/98 Credit Agreement and the 7/97 Credit Agreement in their entireties as a single agreement, and this Amended and Restated Credit Agreement constitutes for all purposes an amendment to the 3/98 Credit Agreement and the 7/97 Credit Agreement, and each reference to an Advance or Borrowing herein shall include each

Original Advance or borrowing made heretofore under the 3/98 Credit Agreement and the 7/97 Credit Agreement as well as each Advance or Borrowing made hereafter under this Agreement.

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "3/98 Credit Agreement" is defined in the first recital.

                  "7/97 Credit Agreement" is defined in the first recital.

                  "A Advance" means an advance by a Bank to the Borrower as part of an A Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of A Advance.

                  "A Borrowing" means a borrowing consisting of simultaneous A Advances of the same Type to the Borrower made by each of the Banks pursuant to Section 2.1.

                  "A Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Bank resulting from the A Advances to the Borrower owed to such Bank.

                  "Advance" means an A Advance or a B Advance.

                  "Agent" means Citibank, N.A. in its capacity as agent pursuant to Article VII hereof and any successor Agent pursuant to
         Section 7.6.

                  "Agreement" has the meaning specified in the Preamble.

                  "Applicable Commitment Fee Rate" means the rate per annum set forth on Schedule V under the heading "Applicable Commitment Fee Rate" for the relevant Rating Category applicable to the Borrower from time to time. The Applicable Commitment Fee Rate shall change when and as the relevant Rating Category applicable to the Borrower changes.

                  "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a B Advance, the office of such Bank notified by such Bank to the Agent as its Applicable Lending Office with respect to such B Advance.

                  "Applicable Margin" means the rate per annum set forth in
         Schedule V under the heading "Applicable Margin" for the relevant Rating Category applicable to the Borrower from time to time. The Applicable Margin for any Eurodollar Rate Advance shall change when and as the relevant applicable Rating Category changes.

                  "Arranger" means Citicorp Securities, Inc.

                  "Attributable Obligation" of any Person means, with respect to any Sale and Lease-Back Transaction of such Person as of any particular time, the present value at such time discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of such Person, be extended).

                  "B Advance" means an advance by a Bank to the Borrower as part of a B Borrowing resulting from the auction bidding procedure described in Section 2.16.

                  "B Borrowing" means a borrowing consisting of simultaneous B Advances to the Borrower from each of the Banks whose offer to make one or more B Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.16.

                  "B Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Bank resulting from a B Advance made to the Borrower by such Bank.

                  "B Reduction" has the meaning specified in Section 2.1.

                  "Banks" means the lenders listed on the signature pages hereof and each other Person that becomes a Bank pursuant to the last sentence of Section 8.6(a).

                  "Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; or

                  (b) 1/2 of one percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New

                  York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; or

                  (c) 1/2 of one percent per annum above the Federal Funds Rate in effect from time to time.

                  "Base Rate Advance" means an A Advance which bears interest as provided in Section 2.6(a).

                  "Borrower" means Williams Holdings of Delaware, Inc., a Delaware corporation.

                  "Borrowing" means an A Borrowing or a B Borrowing.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances or relates to any B Advance as to which the related Notice of B Borrowing is delivered pursuant to clause (B) of Section 2.16(a)(i), on which dealings are carried on in the London interbank market.

                  "Citibank" means Citibank, N.A.

                  "Code" means, as appropriate, the Internal Revenue Code of 1986, as amended, or any successor federal tax code, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

                  "Commitment" of any Bank means at any time the amount set opposite or deemed (pursuant to clause (vii) of the last sentence of Section 8.6(a) and as reflected in the relevant Transfer Agreement referred to in such sentence) to be set opposite such Bank's name on
         Schedule IV as such amount may be terminated, reduced or increased after the date hereof, pursuant to Section 2.4, Section 2.17, Section
         6.1 or Section 8.6(a).

                  "Consolidated" refers to the consolidation of the accounts of any Person and its subsidiaries in accordance with generally accepted accounting principles.

                  "Consolidated Net Worth" of any Person means the Net Worth of such Person and its Subsidiaries on a Consolidated basis.

                  "Consolidated Tangible Net Worth" of any Person means the Tangible Net Worth of such Person and its Subsidiaries on a Consolidated basis.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.2, Section 2.19 or Section 2.20.

                  "Debt" means, in the case of any Person, (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures or notes, (iii) obligations of such Person to pay the deferred purchase price of property or services,
         (iv) monetary obligations of such Person as lessee under leases that are, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations of such Person under guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) or clause (vii) of this definition, (vi) indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) or clause (vii) of this definition secured by any Lien on or in respect of any property of such Person, and (vii) all liabilities of such Person in respect of unfunded vested benefits under any Plan; provided, however, that Debt shall not include any obligation under or resulting from any agreement referred to in paragraph (y) of Schedule III or under or resulting from any sale and Lease-Back referred to in paragraph (aa) of Schedule III.

                  "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or pursuant to Section 8.6(a), or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

                  "Environment" shall have the meaning set forth in 42 U.S.C. 9601(8) as defined on the date of this Agreement and "Environmental" shall mean pertaining or relating to the Environment.

                  "Environmental Protection Statute" shall mean any United States local, state or federal, or any foreign, law, statute, regulation, order, consent decree or other agreement or Governmental Requirement arising from or in connection with or relating to the protection or regulation of the Environment, including, without limitation, those laws, statutes, regulations, orders, decrees, agreements and other Governmental Requirements relating to the disposal, cleanup, production, storing, refining, handling, transferring, processing or transporting of Hazardous Waste, Hazardous Substances or any pollutant or contaminant, wherever located.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of the regulations under Section 414 of the Code.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or pursuant to Section 8.6(a) (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

                  "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same A Borrowing, an interest rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such rate is not such a multiple) equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England, to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount of the Eurodollar Rate Advance of Citibank comprising part of such A Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period.

                  "Eurodollar Rate Advance" means an A Advance that bears interest as provided in Section 2.6(b).

                  "Eurodollar Rate Reserve Percentage" of any Bank for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.1.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.



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

                  "Governmental Requirements" means all judgments, orders, writs, injunctions, decrees, awards, laws, ordinances, statutes, regulations, rules, franchises, permits, certificates, licenses, authorizations and the like and any other requirements of any government or any commission, board, court, agency, instrumentality or political subdivision thereof.

                  "Hazardous Substance" shall have the meaning set forth in 42 U.S.C. 9601(14) and shall also include each other substance considered to be a hazardous substance under any Environmental Protection Statute.

                  "Hazardous Waste" shall have the meaning set forth in 42 U.S.C. 6903(5) and shall also include each other substance considered to be a hazardous waste under any Environmental Protection Statute (including, without limitation 40 C.F.R. 261.3).

                  "Insufficiency" means, with respect to any Plan, the amount, if any, by which the present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same A Borrowing, the period commencing on the date of such A Advance or the date of the Conversion of any Base Rate Advance into a Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each Interest Period shall be one, two, three or six months, in each case as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select (it being agreed that selection of a subsequent Interest Period for an outstanding Eurodollar Rate Advance does not require that a Notice of A Borrowing be given, inasmuch as no Advance is being requested or made as a result of such selection); provided, however, that:

                  (i) Interest Periods commencing on the same date for A Advances comprising part of the same A Borrowing shall be of the same duration;

                  (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                  (iii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

                  (iv) the Borrower may not select any Interest Period that ends after the Termination Date, and the Borrower may not select any Interest Period if any Event of Default exists.

                  "Lien" means any mortgage, lien, pledge, charge, deed of trust, security interest, encumbrance or other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement).

                  "Majority Banks" means at any time Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the A Notes held by Banks, or, if no such principal amount is then outstanding, Banks having at least 66-2/3% of the Commitments or, if no such principal amount is then outstanding and all Commitments have terminated, Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the B Notes held by Banks (provided that for purposes of this definition and Sections 2.17, 6.1 and 7.1 neither the Borrower nor any Subsidiary or Related Party of the Borrower, if a Bank, shall be included in (i) the Banks holding the A Notes or B Notes or (ii) determining the aggregate unpaid principal amount of the A Notes or the B Notes or the amount of the Commitments).

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

                  "Net Worth" of any Person means, as of any date of determination the excess of total assets of such Person over total liabilities of such Person, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles.

                  "Non-Recourse Debt" means Debt incurred by any non-material Subsidiary to finance the acquisition (other than any acquisition from TWC or any Subsidiary) or construction of a project, which Debt does not permit or provide for recourse against the Borrower or any Subsidiary of the Borrower (other than the Subsidiary that is to acquire or construct such project) or any property or asset of the Borrower of any Subsidiary of the Borrower (other than the property or assets of the Subsidiary that is to acquire or construct such project).

                  "Note" means an A Note or a B Note.

                  "Notice of A Borrowing" has the meaning specified in Section 2.2(a).

                  "Notice of B Borrowing" has the meaning specified in Section 2.16(a).

                  "NWP" means Northwest Pipeline Corporation, a Delaware corporation.

                  "Original Advance" is defined in the first recital.

                  "Original Bank" is defined in the first recital.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Permitted Liens" means Liens specifically described on
         Schedule III.

                  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means an employee pension benefit plan (other than a Multiemployer Plan) as defined in Section 3(2) of ERISA currently maintained by, or to which contributions have been made at any time after December 31, 1984, by, the Borrower or any ERISA Affiliate for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

                  "Public Filings" means TWC's annual report on Form 10-K for the year ended December 31, 1997.

                  "Rating Category" means, as to the Borrower, the relevant category applicable to the Borrower from time to time as set forth on
         Schedule V, which is based on the ratings (or lack thereof) of the Borrower's senior unsecured long-term debt by S&P or Moody's. In the event there is a split between the ratings of the Borrower's senior unsecured long-term debt by S&P and Moody, "Rating Category" shall mean, as to the Borrower, the relevant category applicable to the Borrower from time to time as set forth on Schedule V, which is based on the higher of the ratings of the Borrower's senior unsecured long-term debt by S&P and Moody.

                  "Related Party" of any Person means any corporation, partnership, joint venture or other entity of which more than 10% of the outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors of such corporation, partnership, joint venture or other entity or others performing similar functions (irrespective of whether or not at the time capital stock or other equity interests of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person or which owns at the time directly or indirectly more than 10% of the outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors of such Person or others performing similar functions (irrespective of whether or not at the time capital stock or other equity interests of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency); provided, however, that neither TWC nor any Subsidiary of TWC shall be considered to be a Related Party of TWC or any Subsidiary of TWC.

                  "S&P" means Standard & Poor's Ratings Services, a division of the McGraw Hill Companies on the date hereof.

                  "Sale and Lease-Back Transaction" of any Person means any arrangement entered into by such Person or any Subsidiary of such Person, directly or indirectly, whereby such Person or any Subsidiary of such Person shall sell or transfer any property, whether now owned or hereafter acquired, and whereby such Person or any Subsidiary of such Person shall then or thereafter rent or lease as lessee such property or any part thereof or other property which such Person or any Subsidiary of such Person intends to use for substantially the same purpose or purposes as the property sold or transferred; provided, however, that any sale and Lease-Back of cushion gas, whether now or hereafter existing, shall not be considered to be a Sale and Lease-Back Transaction and any sale and lease-back of inventory, whether now or hereafter existing, by WPL or any of its Subsidiaries (other than the Borrower) shall not be considered to be a Sale and Lease-Back Transaction.

                  "Stated Termination Date" means January 25, 2000, or such later date, if any as may be agreed to by the Borrower and the Banks pursuant to Section 2.18.

                  "Subordinated Debt" means any Debt of the Borrower which is effectively subordinated to the obligations of the Borrower hereunder and under the Notes.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture or other entity of which more than 50% of the outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors of such corporation, partnership, joint venture or other entity or others performing similar functions

         (irrespective of whether or not at the time capital stock or other equity interests of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person.

                  "Tangible Net Worth" of any Person means, as of any date of determination, the excess of total assets of such Person over total liabilities of such Person, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles, excluding, however, from the determination of total assets
         (i) patents, patent applications, trademarks, copyrights and trade names, (ii) goodwill, organizational, experimental, research and development expense and other like intangibles, (iii) treasury stock,
         (iv) monies set apart and held in a sinking or other analogous fund established for the purchase, redemption or other retirement of capital stock or Subordinated Debt, and (v) unamortized debt discount and expense.

                  "Termination Date" means the earlier of (i) the Stated Termination Date or (ii) the date of termination in whole of the Commitments pursuant to Section 2.4, 2.17 or 6.1.

                  "Termination Event" means (i) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC or an event described in Section 4062(f) of ERISA, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Plan or Multiple Employer Plan, or
         (iii) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under
         Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "TGPL" means Transcontinental Gas Pipe Line Corporation, a Delaware corporation.

                  "TGT" means Texas Gas Transmission Corporation, a Delaware corporation.

                  "Transfer Agreement" has the meaning specified in Section
         8.6.

                  "TWC" means The Williams Companies, Inc., a Delaware corporation.

                  "Type" has the meaning set forth in the definition herein of A Advance.

                  "Unrated" means that no senior unsecured long-term debt of the Borrower is rated by S&P and no senior unsecured long-term debt of the Borrower is rated by Moody's.

                  "WFS" means Williams Field Services Group, Inc., a Delaware corporation.

                  "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person all of the capital stock and other equity interests of which is owned by such Person or any Wholly-Owned Subsidiary of such Person.

                  "WilTel" means Williams Communications Solutions, LLC, a Delaware limited liability company.

                  "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

                  "WPL" means Williams Pipe Line Company, a Delaware corporation.

         Section 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

         Section 1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, and each reference herein to "generally accepted accounting principles" shall mean generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.1(e).

         Section 1.4 Miscellaneous. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.

         Section 1.5 Ratings. A rating, whether public or private, by S&P or Moody's shall be deemed to be in effect on the date of announcement or publication by S&P or Moody's, as the case may be, of such rating or, in the absence of such announcement or publication, on the effective date of such rating and will remain in effect until the announcement or publication of, or in the absence of such announcement or publication, the effective date of, any change in, or withdrawal or termination of, such rating. In the event the standards for any rating by Moody's or S&P are revised, or any such rating is designated differently (such as by changing letter designations to different letter designations or to numerical designations), the references herein to such rating shall be deemed to refer to the revised or redesignated rating for which the standards are closest to, but not lower than, the standards at the date hereof for the rating which has been revised or redesignated, all as determined by the Majority Banks in good faith. Long-term debt supported by a letter of credit, guaranty, insurance or other similar credit enhancement mechanism shall not be considered as senior unsecured long-term debt. If either Moody's or S&P has at any time more than one rating applicable to senior unsecured long-term debt of the Borrower, the lowest such rating shall be applicable for purposes hereof. For example, if Moody's rates some senior unsecured long-term debt of the

Borrower Ba1 and other such debt of the Borrower Ba2, the senior unsecured long-term debt of the Borrower shall be deemed to be rated Ba2 by Moody's.

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

         Section 2.1 The A Advances. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount outstanding not to exceed at any time such Bank's Commitment; provided that the aggregate amount of the Commitments of the Banks shall, except for purposes of Section 2.3(a), be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding to the Borrower and such deemed use of the aggregate amount of such Commitments shall be applied to the Banks ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "B Reduction"). Each A Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and shall consist of A Advances of the same Type made to the Borrower on the same day by the Banks ratably according to their respective Commitments. Within the limits of each Bank's Commitment, the Borrower may borrow, prepay pursuant to Section 2.10 and reborrow under this Section 2.1.

         Section 2.2 Making the A Advances. (a) Each A Borrowing shall be made on notice, given not later than (1) in the case of a proposed Borrowing comprised of Eurodollar Rate Advances, 11:00 A.M. (New York City time) at least three Business Days prior to the date of the proposed Borrowing, and (2) in the case of a proposed Borrowing comprised of Base Rate Advances, 10:00 A.M. (New York City time) on the date of the proposed Borrowing, by the Borrower to the Agent, which shall give to each Bank prompt notice thereof by telecopy, telex or cable. Each such notice of an A Borrowing (a "Notice of A Borrowing") shall be by telecopy, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, executed by the Borrower and specifying therein the requested (i) date of such A Borrowing (which shall be a Business Day), (ii) initial Type of A Advances comprising such A Borrowing,
(iii) aggregate amount of such A Borrowing, and (iv) in the case of an A Borrowing comprised of Eurodollar Rate Advances, initial Interest Period for each such A Advance. Each Bank shall, before 11:00 A.M. (New York City time) on the date of such A Borrowing, make available for the account of its Applicable Lending Office to the Agent at its New York address referred to in Section 8.2, in same day funds, such Bank's ratable portion of such A Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's aforesaid address.

         (b)      Anything herein to the contrary notwithstanding:

                  (i) at no time shall there be outstanding to the Borrower more than six A Borrowings comprised of Eurodollar Rate Advances;

                  (ii) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $20,000,000;

                  (iii) if the Majority Banks shall notify the Agent that either (A) the Eurodollar Rate for any Interest Period for any Eurodollar Rate Advances will not adequately reflect the cost to such Banks of making or funding their respective Eurodollar Rate Advances for such Interest Period, or (B) that U.S. dollar deposits for the relevant amounts and Interest Period for their respective Advances are not available to them in the London interbank market, or it is otherwise impossible to have Eurodollar Rate Advances, the Agent shall forthwith so notify the Borrower and the Banks, whereupon (I) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (II) the obligations of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent, at the request of the Majority Banks, shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and, except as provided in Section 2.2(b)(v), each Advance comprising any requested A Borrowing shall be a Base Rate Advance;

                  (iv) if the Agent is unable to determine the Eurodollar Rate for Eurodollar Rate Advances, the obligation of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and, except as provided in Section 2.2(b)(v), each Advance comprising any requested A Borrowing shall be a Base Rate Advance; and

                  (v) if the Borrower has requested a proposed A Borrowing consisting of Eurodollar Rate Advances and as a result of circumstances referred to in Section 2.2(b)(iii) or (iv) such A Borrowing would not consist of Eurodollar Rate Advances, the Borrower may, by notice given not later than 3:00 P.M. (New York City time) at least one Business Day prior to the date such proposed A Borrowing would otherwise be made, cancel such A Borrowing, in which case such A Borrowing shall be canceled and no Advances shall be made as a result of such requested A Borrowing, but the Borrower shall indemnify the Banks in connection with such cancellation as contemplated by Section 2.2(c).

         (c) Each Notice of A Borrowing shall be irrevocable and binding on the Borrower, except as set forth in Section 2.2(b)(v). In the case of any A Borrowing which the related Notice of A Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of reasonably anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the A Advance to be made by such Bank as part of such A Borrowing when such A Advance, as a result of such failure, is not made on such date. A certificate in reasonable detail as to the basis for and the amount of such loss, cost or expense submitted to the Borrower and the Agent by such Bank shall be prima facie evidence of the amount of such loss, cost or expense. If an A Borrowing which the related Notice of A Borrowing specifies is to be comprised of Eurodollar Rate Advances is not made as an A Borrowing comprised of Eurodollar Rate Advances as a result of Section 2.2(b), the Borrower shall indemnify each Bank against any loss (excluding loss of profits), cost or expense incurred by such Bank by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank prior to the time such Bank is actually aware that such A Borrowing will not be so made to fund the A Advance to be made by such Bank as part of such A Borrowing. A certificate in reasonable detail as to the basis for and the amount of such loss, cost or expense submitted to the Borrower and the Agent by such Bank shall be prima facie evidence of the amount of such loss, cost or expense.

         (d) Unless the Agent shall have received notice from a Bank prior to the date of any A Borrowing that such Bank will not make available to the Agent such Bank's ratable portion of such A Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such A Borrowing in accordance with subsection (a) of this Section 2.2 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's A Advance as part of such A Borrowing for purposes of this Agreement.

         (e) The failure of any Bank to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the A Advance to be made by such other Bank on the date of any A Borrowing.

         Section 2.3       Fees.

         (a) Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the average daily unused (for the purposes of this Section 2.3(a), B Advances shall not, for purposes of this
Section 2.3(a), be considered to be usage of any Commitment) portion of such Bank's Commitment to the Borrower from the date hereof until the Termination Date at a rate per annum from time to time equal to the Applicable Commitment Fee Rate from time to time, payable in arrears on the last day of each March, June, September and December during the term such Bank has any Commitment and on the Termination Date; and Borrower agrees that it shall also pay to the Agent on March 31, 1999 for the account of the Original Banks all commitment fees which are accrued and unpaid as of the date hereof pursuant to Section 2.03(a) of the 7/97 Credit Agreement or Section 2.3(a) of the 3/98 Credit Agreement.

         (b) Agent's Fees. The Borrower agrees to pay to the Agent, for its sole account, such fees as may be separately agreed to in writing by the Borrower and the Agent.

         (c) Participation and Amendment Fees. The Borrower agrees to pay on the date of this Agreement to the Agent for the account of each Bank the participation or amendment fee due such Bank pursuant to that certain Memorandum to Prospective Lenders dated November 11, 1998 from Citicorp Securities, Inc.

         Section 2.4 Reduction of the Commitments. The Borrower shall have the right, upon at least five Business Days notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks; provided that each partial reduction shall be in the aggregate amount of at least $20,000,000; and provided further, that the aggregate amount of the Commitments of the Banks shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding to the Borrower.

         Section 2.5 Repayment of A Advances. The Borrower shall repay, on the Stated Termination Date or such earlier date as the Notes may be declared due pursuant to Article VI, the unpaid principal amount of each A Advance made by each Bank to the Borrower.

         Section 2.6 Interest on A Advances. The Borrower shall pay interest on the unpaid principal amount of each A Advance made by each Bank to the Borrower from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

         (a) Base Rate Advances. At such times as such A Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly in arrears on the last day of each March, June, September and December and on the date such Advance shall be Converted or paid in full; provided that any amount of principal of any Base Rate Advance, interest, fees and other amounts payable hereunder (other than principal of any Eurodollar Rate Advance) which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus 2% per annum.

         (b) Eurodollar Rate Advances. At such times as such A Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such A Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time for such A Advance, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period; provided that any amount of principal of any Eurodollar Rate Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the greater of (x) the sum of the Base Rate in effect from time to time plus 2% per annum and (y) the sum of the rate per annum required to be paid on such A Advance immediately prior to the date on which such amount became due plus 2% per annum.

         Section 2.7 Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Bank, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Bank and notified to the Borrower through the Agent. A certificate as to the amount of such additional interest submitted to the Borrower and the Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error. No Bank shall have the right to recover any additional interest pursuant to this Section 2.7 for any period more than 90 days prior to the date such Bank notifies the Borrower that additional interest may be charged pursuant to this Section 2.7.

         Section 2.8 Interest Rate Determination. The Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate for each Eurodollar Rate Advance determined by the Agent for purposes of Section 2.6(b).

         Section 2.9 Evidence of Debt. The indebtedness of the Borrower resulting from the A Advances owed to each Bank by the Borrower shall be evidenced by an A Note of the Borrower payable to the order of such Bank.

         Section 2.10 Prepayments.

         (a) The Borrower shall not have any right to prepay any principal amount of any A Advance, except as provided in this Section 2.10.

         (b) The Borrower shall (i) in respect of Base Rate Advances, upon notice to the Agent before 10:00 A.M. (New York City time) on the date of prepayment and (ii) in respect of Eurodollar Rate Advances, upon at least three Business Days' notice to the Agent, in each case stating the proposed date (which shall be a Business Day) and aggregate principal amount of the prepayment, prepay the outstanding principal amounts of the A Advances comprising part of the same A Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 8.4(b) as a result of such prepayment; provided, however, that each partial prepayment pursuant to this Section 2.10(b) shall be in an aggregate principal amount not less than $5,000,000 and in an aggregate principal amount such that after giving effect thereto (1) no A Borrowing comprised of Base Rate Advances shall have a principal amount outstanding of less than $5,000,000 and (2) no A Borrowing comprised of Eurodollar Rate Advances shall have a principal amount outstanding of less than $20,000,000.

         (c) The Borrower will give notice to the Agent, at or before the time of each prepayment by the Borrower of Advances, pursuant to this Section 2.10 specifying the Advances which are to be prepaid and the amount of such prepayment to be applied to such Advances. Each payment of any Advance pursuant to this Section 2.10 or any other provision of this Agreement shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.

         Section 2.11      Increased Costs.

         (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation, application or applicability of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances to the Borrower, then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Bank, shall be prima facie evidence of the amount of such increased cost. No Bank shall have the right to recover any such increased costs for any period more than 90 days prior to the date such Bank notifies the Borrower of any such introduction, change, compliance or proposed compliance.

         (b) If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend to the Borrower hereunder and other commitments of this type, then, upon demand by such Bank (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend hereunder. A certificate as to the amount of such additional amounts, submitted to the Borrower and the Agent by such Bank, shall be prima facie evidence of the amount of such additional amounts. No Bank shall have any right to recover any additional amounts under this Section 2.11(b) for any period more than 90 days prior to the date such Bank notifies the Borrower of any such compliance.

         (c) In the event that any Bank makes a demand for payment under
Section 2.7 or this Section 2.11, the Borrower may within ninety (90) days of such demand, if no Event of Default or event which, with the giving of notice or lapse of time or both, would constitute an Event of Default then exists, replace such Bank with another commercial bank in accordance with all of the provisions of the last sentence of Section 8.6(a) (including execution of an appropriate Transfer Agreement); provided that (i) all obligations of such Bank to lend hereunder shall be terminated and the Notes payable to such Bank and all other obligations owed to such Bank hereunder shall be purchased in full without recourse at par plus accrued interest at or prior to such replacement, (ii) such replacement bank shall be reasonably satisfactory to the Agent and the Majority Banks, (iii) such replacement bank shall, from and after such replacement, be deemed for all purposes to be a "Bank" hereunder with a Commitment in the amount of the Commitment of such Bank immediately prior to such replacement (plus, if such replacement bank is already a Bank prior to such replacement the respective Commitment of such Bank to the Borrower prior to such replacement), as such amount may be changed from time to time pursuant hereto, and shall have all of the rights, duties and obligations hereunder of the Bank being replaced, and
(iv) such other actions shall be taken by the Borrower, such Bank and such replacement bank as may be appropriate to effect the replacement of such Bank with such replacement bank on terms such that such replacement bank has all of the rights, duties and obligations hereunder as such Bank (including, without limitation, execution and delivery of new Notes to such replacement bank, redelivery to the Borrower in due course of the Notes of the Borrower payable to such Bank and specification of the information contemplated by Schedule I as to such replacement bank).

         Section 2.12 Illegality. Notwithstanding any other provision of this Agreement, if any Bank shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or that any central bank or other governmental authority shall assert that it is unlawful, for any Bank or its Eurodollar Lending Office to perform its obligations hereunder to make, or Convert a Base Rate Advance into, a Eurodollar Rate Advance or to continue to fund or maintain any Eurodollar Rate Advance, then, on notice thereof to the Borrower by the Agent, (i) the obligation of each of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent, at the request of the Majority Banks, shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of all Banks then outstanding together with all accrued interest thereon and all amounts payable pursuant to Section 8.4(b), unless each Bank shall determine in good faith in its sole opinion that it is lawful to maintain the Eurodollar Rate Advances made by such Bank to the end of the respective Interest Periods then applicable thereto or unless the Borrower, within five Business Days of notice from the Agent, Convert all Eurodollar Rate Advances of all Banks then outstanding into Base Rate Advances in accordance with Section 2.19.

         Section 2.13 Payments and Computations.

         (a) The Borrower shall make each payment hereunder and under the Notes to be made by it not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at its New York address referred to in Section
8.2 in same day funds, without deduction, counterclaim or offset of any kind. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or commitment fees ratably (other than amounts payable pursuant to Section 2.7, 2.11, 2.14, 2.16 or 8.4(b)) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. In no event shall any Bank be entitled to share any fee paid to the Agent pursuant to Section 2.3(b), any auction fee paid to the Agent pursuant to Section 2.16(a)(i) or any other fee paid to the Agent, as such.

         (b) The Borrower hereby authorizes each Bank, if and to the extent payment owed to such Bank by the Borrower is not made when due hereunder or under any Note held by such Bank, to charge from time to time against any or all of the Borrower's accounts with such Bank any amount so due.

         (c) (i) All computations of interest based on clause (a) or clause (b) of the definition herein of Base Rate and of commitment fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and
(ii) all computations of interest based on the Eurodollar Rate, the Federal Funds Rate or clause (c) of the definition herein of Base Rate shall be made by the Agent, and all computations of interest pursuant to Section 2.7 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Agent (or, in the case of Section 2.7, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due by the Borrower to any Bank hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank hereunder. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

         Section 2.14      Taxes.

         (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings with respect thereto, and all liabilities with respect thereto, excluding in the case of each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Borrower hereunder or under the Notes executed by it or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or such Notes (hereinafter referred to as "Other Taxes").

         (c) The Borrower will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) owed and paid by such Bank or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Bank or the Agent, as the case may be, makes written demand therefore.

         (d) Within 30 days after the date of the payment of Taxes by or at the direction of the Borrower, the Borrower will furnish to the Agent, at its address referred to in Section 8.2, the original or a certified copy of a receipt evidencing payment thereof. Should any Bank or the Agent ever receive any refund, credit or deduction from any taxing authority to which such Bank or the Agent would not be entitled but for the payment by the Borrower of Taxes as required by this Section 2.14 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Bank or the Agent, as the case may be, in its sole discretion), such Bank or the Agent, as the case may be, thereupon shall repay to the Borrower an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Bank or the Agent, as the case may be, and determined by such Bank or the Agent, as the case may be, to be attributable to such refund, credit or deduction.

         (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of principal and interest hereunder and under the Notes.

         Section 2.15 Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary or involuntary, or through the exercise of any right of set-off or otherwise) on account of the A Advances made by it (other than pursuant to Section 2.7, 2.11, 2.14 or 8.4(b)) in excess of its ratable share of payments on account of the A Advances obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the A Advances owed to them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (i) the amount of the participation purchased from such Bank as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

         Section 2.16      The B Advances.

         (a) Each Bank severally agrees that the Borrower may make B Borrowings under this Section 2.16 from time to time on any Business Day during the period from the date hereof until the earlier of (1) the Termination Date or (2) the date occurring thirty (30) days prior to the Stated Termination Date in the manner set forth below; provided that, following the making of each B Borrowing, the aggregate amount of the Advances then outstanding to the Borrower shall not exceed the aggregate amount of the Commitments of the Banks (computed without regard to any B Reduction).

                  (i) The Borrower may request a B Borrowing under this Section
         2.16 by delivering to the Agent, by telecopier, telex or cable, confirmed immediately in writing, a notice of a B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may not be earlier than the date occurring 14 days after the date of such B Borrowing or later than the earlier of (x) 6 months after the date of such B Borrowing or
         (y) the Stated Termination Date), the interest payment date or dates relating thereto, and any other terms to be applicable to such B Borrowing (including, without limitation, the basis to be used by the Banks in determining the rate or rates of interest to be offered by them as provided in paragraph (ii) below and prepayment terms, if any, but excluding any waiver or other modification to any of the conditions set forth in Article III), not later than 10:00 A.M. (New York City time) (A) at least one (1) Business Day prior to the date of the proposed B Borrowing, if the Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Banks shall be fixed rates per annum and (B) at least five (5) Business Days prior to the date of the proposed B Borrowing, if the Borrower shall instead specify in the Notice of B Borrowing the basis to be used by the Banks in determining the rates of interest to be offered by them. The Agent shall in turn promptly notify each Bank of each request for a B Borrowing received by it from the Borrower by sending such Bank a copy of the related Notice of B Borrowing. Each time that the Borrower gives a Notice of B Borrowing, the Borrower shall pay to the Agent an auction fee equal to $2000.

                  (ii) Each Bank may, if in its sole discretion it elects to do so, irrevocably offer to make one or more B Advances to the Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Bank in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) (x) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above, and (y) three Business Days before the date of such proposed B Borrowing in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, of the minimum amount and maximum amount of each B Advance which such Bank would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.16(a), exceed such Bank's Commitment to the Borrower), the rate or rates of interest therefor and such Bank's Applicable Lending Office with respect to such B Advance; provided that if the Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:45 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Banks. If any Bank shall elect not to make such an offer, such Bank shall so notify the Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Banks, and such Bank shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing; provided that the failure by any Bank to give such notice shall not cause such Bank to be obligated to make any B Advance as part of such proposed B Borrowing.

                  (iii) The Borrower shall, in turn, before 11:00 A.M. (New York City time) (x) on the date of such proposed B Borrowing in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and (y) three Business Days before the date of such proposed B Borrowing in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, either

                  (A) cancel such B Borrowing by giving the Agent notice to that effect, or

                  (B) accept one or more of the offers made by any Bank or Banks pursuant to paragraph (ii) above, in order of the lowest to highest rates of interest or margins (or, if two or more Banks bid at the same rates of interest, and the amount of accepted offers is less than the aggregate amount of such offers, the amount to be borrowed from such Banks as part of such B Borrowing shall be allocated among such Banks pro rata on the basis of the maximum amount offered by such Banks at such rates or margin in connection with such B Borrowing), in any aggregate amount up to the aggregate amount initially requested by the Borrower in the relevant Notice of B Borrowing, by giving notice to the Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Bank for such B Advance pursuant to paragraph ii above) to be made by each

         Bank as part of such B Borrowing, and reject any remaining offers made by Banks pursuant to paragraph (ii) above by giving the Agent notice to that effect.

                  (iv) If the Borrower notifies the Agent that such B Borrowing is canceled pursuant to paragraph (iii)(A) above, the Agent shall give prompt notice thereof to the Banks and such B Borrowing shall not be made.

                  (v) If the Borrower accepts one or more of the offers made by any Bank or Banks pursuant to paragraph (iii)(B) above, the Agent shall in turn promptly notify (A) each Bank that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Bank pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Bank that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Bank as part of such B Borrowing, and (C) each Bank that is to make a B Advance as part of such B Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Bank that is to make a B Advance as part of such B Borrowing shall, before 12:00 noon (New York City time) on the date of such B Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Bank shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at its New York address referred to in Section 8.2 such Bank's portion of such B Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the Agents aforesaid address. Promptly after each B Borrowing the Agent will notify each Bank of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

         (b) Each B Borrowing shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The Borrower agrees that it will not request a B Borrowing unless, upon the making of such B Borrowing, the limitations set forth in the proviso to the first sentence of Section 2.16(a) are complied with.

         (c) Within the limits and on the conditions set forth in this Section 2.16, the Borrower may from time to time borrow under this Section 2.16, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.16; provided that a B Borrowing shall not be made by the Borrower within three Business Days of the date of another B Borrowing.

         (d) The Borrower shall repay to the Agent for the account of each Bank which has made a B Advance to the Borrower, or each other holder of a B Note of the Borrower, on the maturity date of each B Advance made to the Borrower (such maturity date being that specified by the Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection
(a)(i) above and provided in the B Note evidencing such B Advance) the then unpaid principal amount of such B Advance. The Borrower shall not have any right to prepay any principal amount of any B Advance unless, and then only on the terms specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and set forth in the B Note evidencing such B Advance.

         (e) The Borrower shall pay interest on the unpaid principal amount of each B Advance made to the Borrower from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Bank making such B Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above, as provided in the B Note evidencing such B Advance.

         (f) The indebtedness of the Borrower resulting from each B Advance made to the Borrower as part of a B Borrowing shall be evidenced by a separate B Note of the Borrower payable to the order of the Bank making such B Advance.

         (g) The failure of any Bank to make the B Advance to be made by it as part of any B Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its B Advance on the date of such B Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the B Advance to be made by such other Bank on the date of any B Borrowing.

         Section 2.17 Optional Termination. Notwithstanding anything to the contrary in this Agreement, if (i) any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of TWC or of any Subsidiary of TWC) or two or more Persons acting in concert (other than any group of employees of TWC or of any of its Subsidiaries) shall have acquired beneficial ownership (within the meaning of Rule l3d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of TWC (or other securities convertible into such securities) representing 20% or more of the combined voting power of all securities of TWC entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency, or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of TWC or who were elected by individuals who at the beginning of such period were such directors or by individuals elected in accordance with this clause (ii) shall cease for any reason to constitute a majority of the board of directors of TWC, or (iii) any Person (other than TWC or a Wholly-Owned Subsidiary of TWC) or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement which upon consummation will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; then the Agent shall at the request, or may with the consent, of the holders of at least 66-2/3% in principal amount of the A Notes then outstanding or, if no A Notes are then outstanding, Banks having at least 66-2/3% of the Commitments, by notice to the Borrower, declare all of the Commitments and the obligation of each Bank to make Advances to be terminated, whereupon all of the Commitments and each such obligation shall forthwith terminate, and the Borrower shall not have any further right to borrow hereunder.

         Section 2.18 Extension of Termination Date. By notice given to the Agent and the Banks, at least thirty days but not more than forty-five days before January 1 of any year after 1999, the Borrower may request the Banks to extend the Stated Termination Date for an additional period to a date which is 364 days after the then current Stated Termination Date. Within thirty days after receipt of such request, each Bank that agrees, in its sole and absolute discretion, to so extend the Stated Termination Date shall notify the Borrower and the Agent that it so agrees, and if all Banks so agree the Stated Termination Date shall be so extended.

         Section 2.19 Voluntary Conversion of Advances. The Borrower may on any Business Day, if no Event of Default then exists, upon notice (which shall be irrevocable) given to the Agent not later than 11:00 A.M. (x) in the case of a proposed Conversion into Eurodollar Rate Advances, on the third Business Day prior to the date of the proposed conversion, and (y) in the case of a proposed Conversion into Base Rate Advances, on the date of the proposed Conversion, and subject to the provisions of Sections 2.2 and 2.12, Convert all Advances of one Type comprising the same A Borrowing into Advances of the other Type; provided that (i) no Conversion of any Eurodollar Rate Advances shall occur on a day other than the last day of an Interest Period for such Eurodollar Rate Advances, except as contemplated by Section 2.12, and (ii) Advances may not be Converted into Eurodollar Rate Advances if the aggregate unpaid principal amount of the Advances is less than $20,000,000. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the A Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such Advance.

         Section 2.20 Automatic Provisions.

         (a) If the Borrower shall fail to select the duration of any Interest Period for Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1, the Agent will forthwith so notify the Borrower and the Banks, and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

         (b) On the date on which the aggregate unpaid principal amount of the Eurodollar Rate Advances of the Borrower shall be reduced to less than $20,000,000, all of such Eurodollar Rate Advances shall automatically Convert into Base Rate Advances.

                                  ARTICLE III

                                   CONDITIONS

         Section 3.1 Conditions Precedent to Initial Advances. The obligation of each Bank to make its initial Advance on or after the date hereof is subject to the condition precedent that the Agent shall have received on or before the date hereof, each dated on or before such date, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Bank:

         (a) The A Notes executed by the Borrower to the order of each of the respective Banks and this Agreement executed by the Borrower.

         (b) Certified copies of the resolutions of the Board of Directors, or the Executive Committee thereof, of the Borrower authorizing the execution of this Agreement and the Notes.

         (c) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (i) that attached thereto are true and correct copies of the Certificate of Incorporation and Bylaws of the Borrower and (ii) the names and true signatures of the officers of the Borrower authorized to sign this Agreement, Notices of A Borrowing, Notices of B Borrowing and the Notes to be executed by the Borrower and any other documents to be delivered hereunder by the Borrower.

         (d) An opinion of William G. von Glahn, General Counsel of TWC, substantially in the form of Exhibit C hereto and as to such other matters as any Bank through the Agent may reasonably request.

         (e) An opinion of Mayer, Brown & Platt, special counsel to the Agent, substantially in the form of Exhibit D hereto.

         (f) A certificate of an officer of the Borrower stating the respective ratings by each of S&P and Moody's of the senior unsecured long-term debt of the Borrower as in effect on the date of this Agreement.

         (g) Payment for the account of the Banks of those participation fees and amendment fees as set forth in Section 2.3(c) hereof.

         Section 3.2 Additional Conditions Precedent to Each A Borrowing. The obligation of each Bank to make an A Advance on the occasion of any A Borrowing (including the initial A Borrowing) shall be subject to the further conditions precedent that on the date of such A Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of A Borrowing and the acceptance by the Borrower of the proceeds of such A Borrowing shall constitute a representation and warranty by the Borrower that on the date of such A Borrowing such statements are true):

                  (i) The representations and warranties contained in Section
         4.1 pertaining to the Borrower and its Subsidiaries are correct on and as of the date of such A Borrowing, before and after giving effect to such A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

                  (ii) No event has occurred and is, continuing, or would result from such A Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and

                  (iii) After giving effect to such A Borrowing and all other Borrowings which have been requested on or prior to such date but which have not been made prior to such date, the aggregate principal amount of all Advances will not exceed the aggregate of the Commitments (computed without regard to any B Reduction);

and (b) the Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reasonably request.

         Section 3.3 Conditions Precedent to Each B Borrowing. The obligation of each Bank which is to make a B Advance to the Borrower on the occasion of a B Borrowing (including the initial B Borrowing) to make such B Advance as part of such B Borrowing is subject to the further conditions precedent that (i) at or before the time required by paragraph (iii) of Section 2.16(a), the Agent shall have received the written confirmatory notice of such B Borrowing contemplated by such paragraph, (ii) on or before the date of such B Borrowing, but prior to such B Borrowing, the Agent shall have received a B Note executed by the Borrower payable to the order of such Bank for each of the one or more B Advances to be made by such Bank as part of such B Borrowing, in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance in accordance with Section 2.16, and (iii) on the date of such B Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the Borrower that on the date of such B Borrowing such statements are true):

                  (1) The representations and warranties contained in Section
         4.1 are correct on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

                  (2) No event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both,

                  (3) Following the making of such B Borrowing and all other Borrowings to be made on the same day to the Borrower under this Agreement, the aggregate principal amount of all Advances to the Borrower then outstanding will not exceed the aggregate amount of the Commitments (computed without regard to any B Reduction), and

                  (4) After giving effect to such B Borrowing and all other Borrowings which have been requested on or prior to such date but which have not been made prior to such date, the aggregate principal amount of all Advances will not exceed the aggregate of the Commitments of the Banks (computed without regard to any B Reduction);

and (b) the Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

         (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except for those licenses, authorizations, certificates, consents and approvals the failure to have which could not reasonably be expected to have a material adverse effect on the business, assets, condition or operation of the Borrower and its Subsidiaries taken as a whole. Each Subsidiary of the Borrower is duly organized or validly formed, validly existing and (if applicable) in good standing under the laws of its jurisdiction of incorporation or formation, except where the failure to be so organized, existing and in good standing could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Borrower and its Subsidiaries taken as a whole. Each Subsidiary of the Borrower has all corporate powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except for those licenses, authorizations, certificates, consents and approvals the failure to have which could not reasonably be expected to have a material adverse effect on the business, assets, condition or operation of the Borrower and its Subsidiaries taken as a whole.

         (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes and the consummation of the transactions contemplated by this Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower and will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each borrowing of any Advance by the Borrower, such borrowing and the use of the proceeds of such Advance will be within the Borrower's corporate powers, will have been duly authorized by all necessary corporate action, will not contravene (i) the Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes or the consummation of the transactions contemplated by this Agreement. At the time of each borrowing of any Advance by the Borrower, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body will be required for such borrowing or the use of the proceeds of such Advance.

         (d) This Agreement has been duly executed and delivered by the Borrower. This Agreement is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity. The A Notes are, and when executed the B Notes will be, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity.

         (e) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1996, and the related Consolidated statement of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 1997, and the related Consolidated statement of income and cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by an authorized financial officer of the Borrower, copies of which have been furnished to each Bank, fairly present, subject, in the case of such balance sheet as at September 30, 1997, and such statement of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of operation s of the Borrower and its Subsidiaries for the year and three month period, respectively, ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since September 30, 1997, there has been no material adverse change in the condition or operations of the Borrower or its Subsidiaries.

         (f) Except as set forth in the Public Filings or as otherwise disclosed in writing by the Borrower to the Banks and the Agent after the date hereof and approved by the Majority Banks, there is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any material Subsidiary of the Borrower before any court, governmental agency or arbitrator, which could reasonably be expected to materially and adversely affect the financial condition or operations of the Borrower and its Subsidiaries taken as a whole or which purports to affect the legality, validity, binding effect or enforceability of this Agreement or any Note.

         (g) No proceeds of any Advance has been or will be used for any purpose or in any manner not permitted by Section 5.2(k).

         (h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any such margin stock (other than purchases of common stock expressly permitted by Section 5.2(k)) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Following the application of the proceeds of each Advance, not more than 25% of the value of the assets of the Borrower will be represented by such margin stock and not more than 25% of the value of the assets of the Borrower and its Subsidiaries will be represented by such margin stock.

         (i) The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (j) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan for which an Insufficiency exists. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and the Borrower is not aware of any reason to expect that any Multiemployer Plan is to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

         (k) The Borrower and the Subsidiaries of the Borrower have filed all United States Federal income tax returns and all other material domestic tax returns which are required to be filed by them and have paid, or provided for the payment before the same become delinquent of, all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any such Subsidiary, other than those taxes contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and the material Subsidiaries of the Borrower in respect of taxes are adequate.

         (l) The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (m) Except as set forth in the Public Filings or as otherwise disclosed in writing by the Borrower to the Banks and the Agent after the date hereof and approved by the Majority Banks, the Borrower and its material Subsidiaries are in compliance in all material respects with all Environmental Protection Statutes to the extent material to their respective operations or financial condition. Except as set forth in the Public Filings or as otherwise disclosed in writing by the Borrower to the Banks and the Agent after the date hereof and approved by the Majority Banks, the aggregate contingent and non-contingent liabilities of the Borrower and its Subsidiaries (other than those reserved for in accordance with generally accepted accounting principles and set forth in the financial statements regarding the Borrower referred to in
Section 4.1(e) and delivered to each Bank) which are reasonably expected to arise in connection with (i) the requirements of Environmental Protection Statutes or (ii) any obligation or liability to any Person in connection with any Environmental matters (including, without limitation, any release or threatened release (as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980) of any Hazardous Waste, Hazardous Substance, other waste, petroleum or petroleum products into the Environment) does not exceed 10% of the Consolidated Tangible Net Worth of the Borrower (excluding liabilities to the extent covered by insurance if the insurer has confirmed that such insurance covers such liabilities or which the Borrower reasonably expects to recover from ratepayers).

         (n) The Borrower has (i) reviewed the areas within its business and operations and those of its Subsidiaries which could be adversely affected by failure to become "Year 2000 Compliant" (that is, that computer applications, imbedded microchips and other systems used by any of the Borrower or its Subsidiaries or their material vendors, will be able properly to recognize and perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999); (ii) developed a detailed plan and timetable to become Year 2000 Compliant in a timely manner; and (iii) committed adequate resources to support its plan to become Year 2000 Compliant in a timely manner. Based on such review and plan the Borrower reasonably believes that it and its Subsidiaries will become Year 2000 Compliant on a timely basis except to the extent that a failure to do so would not reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole, or on the ability of the Borrower to perform its obligations hereunder.

                                   ARTICLE V

                           COVENANTS OF THE BORROWER

         Section 5.1 Affirmative Covenants. So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will, unless the Majority Banks shall otherwise consent in writing:

         (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (except where failure to comply could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Borrower and its Subsidiaries taken as a whole), such compliance to include, without limitation, the payment and discharge before the same become delinquent of all taxes, assessments and governmental charges or levies imposed upon it or any of its Subsidiaries or upon any of its property or any property of any of its Subsidiaries, and all lawful claims which, if unpaid, might become a Lien upon any property of it or any of its Subsidiaries; provided that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and with respect to which reserves in conformity with generally accepted accounting principles, if required by such principles, have been provided on the books of the Borrower or such Subsidiary, as the case may be.

         (b)      Reporting Requirements.  Furnish to each of the Banks:

                  (i) as soon as possible and in any event within five days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, continuing on the date of such statement, a statement of an authorized financial officer of the Borrower setting forth the details of such Event of Default or event and the actions, if any, which the Borrower has taken and proposes to take with respect thereto;

                  (ii) as soon as available and in any event not later than 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, the Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and the Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by an authorized financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles, together with a certificate of said officer (a) stating that he has no knowledge that an Event of Default, or an event which, with notice or lapse of time or both, would constitute an Event of Default has occurred and is continuing or, if an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof and the action, if any, which the Borrower proposes to take with respect thereto, and (b) showing in detail the calculation supporting such statement in respect of Section 5.2(b);

                  (iii) as soon as available and in any event not later than 105 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case prepared in accordance with generally accepted accounting principles and certified by Ernst & Young, LLP or other independent certified public accountants of recognized standing acceptable to the Majority Banks, together with a certificate of such accounting firm to the Banks (a) stating that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that an Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing, or if, in the opinion of such accounting firm, an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof, and (b) showing in detail the calculations supporting such statement in respect of Section 5.2(b);

                  (iv) such other information respecting the business or properties, or the condition or operations, financial or otherwise, of the Borrower or any of its material Subsidiaries as any Bank through the Agent may from time to time reasonably request;

                  (v) promptly after the sending or filing thereof, copies of all proxy material, reports and other information which the Borrower sends to any of its security holders, and copies of all final reports and final registration statements which the Borrower or any material Subsidiary of the Borrower files with the Securities and Exchange Commission or any national securities exchange;

                  (vi) as soon as possible and in any event (A) within 30 Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred and (B) within 30 Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any other Termination Event with respect to any Plan has occurred or is reasonably expected to occur, a statement of the chief financial officer or chief accounting officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

                  (vii) promptly and in any event within 25 Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice received by the Borrower or any ERISA Affiliate from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                  (viii) within 30 days following request therefor by any Bank, copies of each Schedule B (Actuarial Information) to each annual report (Form 5500 Series) of the Borrower or any ERISA Affiliate with respect to each Plan;

                  (ix) promptly and in any event within 25 Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of a Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or expected to be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;

                  (x) not more than 60 days (or 105 days in the case of the last fiscal quarter of a fiscal year of the Borrower) after the end of each fiscal quarter of the Borrower, a certificate of an authorized financial officer of the Borrower stating the respective ratings, if any, by each of S&P and Moody's of the senior unsecured long-term debt of the Borrower as of the last day of such quarter; and

                  (xi) promptly after any withdrawal or termination of any letter of credit, guaranty, insurance or other credit enhancement referred to in the second to last sentence of Section 1.5 or any change in the indicated rating set forth therein or any change in, or issuance, withdrawal or termination of, the rating of any senior unsecured long-term debt of the Borrower by S&P or Moody's, notice thereof.

         (c) Maintenance of Insurance. Maintain, and cause each of its material Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or its Subsidiaries operate, provided that the Borrower or any of its Subsidiaries may self-insure to the extent and in the manner normal for companies of like size, type and financial condition.

         (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except (1) in the case of any Subsidiary of the Borrower, where the failure of such Subsidiary to so preserve, maintain, qualify and remain qualified could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Borrower and its Subsidiaries taken as a whole and (2) in the case of the Borrower, where the failure of the Borrower to preserve and maintain such rights, franchises and privileges and to so qualify and remain qualified could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Borrower and its Subsidiaries taken as a whole.

         Section 5.2 Negative Covenants. So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Banks:

         (a) Liens, Etc. Create, assume, incur or suffer to exist, or permit any of its Subsidiaries to create, assume, incur or suffer to exist, any Lien on or in respect of any of its property, whether now owned or hereafter acquired, or assign or otherwise convey, or permit any such Subsidiary to assign or otherwise convey, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, except, that the Borrower may create, incur, assume or suffer to exist Permitted Liens.

         (b) Debt. Permit the ratio of (A) the aggregate amount of all Debt of the Borrower and its Subsidiaries on a Consolidated basis to (B) the sum of the Consolidated Net Worth of the Borrower plus the aggregate amount of all Debt of the Borrower and its Subsidiaries on a Consolidated basis to exceed (1) 0.6 to
1.0 at any time during the period beginning on January 1, 1999 through December 31, 2000, (2) 0.575 to 1.0 at any time during the period beginning January 1, 2001 through December 31, 2001 or (3) 0.55 to 1.0 at any time on or after January 1, 2002.

         (c) Merger and Sale of Assets. Merge or consolidate with or into any other Person, or sell, lease or otherwise transfer all or substantially all of its assets, or permit any of its material Subsidiaries to merge or consolidate with or into any other Person, or sell, lease or otherwise transfer all or substantially all of its assets, except that this Section 5.2(c) shall not prohibit:

                  (i) the Borrower and its Subsidiaries from selling, leasing or otherwise transferring their respective assets in the ordinary course of business;

                  (ii) any merger, consolidation or sale, lease or other transfer of assets involving only the Borrower and its Subsidiaries; provided, however, that transactions under this paragraph (ii) shall be permitted if, and only if, (x) there shall not exist or result an Event of Default or an event which with notice or lapse of time or both would constitute an Event of

         Default and (y) in the case of each transaction referred to in this paragraph (ii) involving the Borrower or any of its Subsidiaries, such transaction could not reasonably be expected to impair materially the ability of the Borrower to perform its obligations hereunder and under the Notes and the Borrower shall continue to exist;

                  (iii) the Borrower and its Subsidiaries from selling, leasing or otherwise transferring their respective gathering assets and other production area facilities, or the stock of any Person substantially all of the assets of which are gathering assets and other production area facilities, to TWC or to any Subsidiary of TWC for consideration that is not materially less than the net book value of such assets and facilities; provided, however, that transactions under this paragraph
         (iii) shall be permitted if, and only if, there shall not exist or such transaction shall not result in an Event of Default or an event which with notice or lapse of time or both would constitute an Event of Default;

                  (iv) any sale and lease-back of cushion gas by the Borrower or any of its Subsidiaries or any sale and lease-back of inventory by WPL or any of its Subsidiaries (other than the Borrower);

                  (v)      sales of receivables of any kind; or

                  (vi) any sale, lease or other transfer of any stock or assets of Transco Energy Company and its Subsidiaries; provided, however, that transactions under this paragraph(vi) shall be permitted if, and only if, prior to the time of such transaction Transco Energy Company and its Subsidiaries shall have transferred to TWC all of their respective interests in TGPL and TGT and shall not have reacquired any such interest and there shall not exist or result an Event of Default or an event which with notice or lapse of time or both would constitute an Event of Default.

         (d) Agreements to Restrict Dividends and Certain Transfers. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its capital stock or pay any Debt or other obligation owed to the Borrower or to any Subsidiary of the Borrower; or
(ii) to make loans or advances to the Borrower or any Subsidiary of the Borrower, except (1) encumbrances and restrictions on any immaterial Subsidiary of the Borrower (other than WFS), (2) those encumbrances and restrictions existing on the date hereof and described in Exhibit E, (3) other encumbrances and restrictions now or hereafter existing of the Borrower or any of its Subsidiaries that are not more restrictive in any material respect than the encumbrances and restrictions with respect to the Borrower or its Subsidiaries described in Exhibit E, and (4) any encumbrances and restrictions created in connection with any sale and lease-back of cushion gas by the Borrower or any Subsidiary of the Borrower or any sale and lease-back of inventory by WPL or any of its Subsidiaries (other than the Borrower).

         (e) Loans and Advances. Borrow or otherwise receive or permit to remain outstanding any loan or advance from TWC, or own, purchase or acquire any obligations or debt securities of, any Subsidiary of TWC, except that the Borrower and its Subsidiaries may borrow or otherwise receive loans and advances from TWC, if each such loan or advance (excluding loans and advances to a Subsidiary of TWC if the aggregate principal amount of all such excluded loans and advances to such Subsidiary does not exceed $100,000) is evidenced by a written instrument duly executed by the Subsidiary of TWC to which such loan or advance is made, bears interest at TWC's or such Subsidiary's market rate of interest and matures on or before the Termination Date.

         (f ) Maintenance of Ownership of Certain Subsidiaries. Sell, issue or otherwise dispose of, or create, assume, incur or suffer to exist any Lien on or in respect of, or permit any of its Subsidiaries to sell, issue or otherwise dispose of or create, assume, incur or suffer to exist any Lien on or in respect of, any shares of or any interest in any shares of the capital stock of or interest in (1) the Borrower, WFS, WPL, WCG, TGPL, TGT, NWP, or WilTel or any of their respective material Subsidiaries or (2) any Subsidiary of TWC at the time it owns any shares of or any interest in any shares of the capital stock of the Borrower, WFS, WPL, WCG, TGPL, TGT or NWP or any of their respective material Subsidiaries; provided, however, that this Section 5.2(f) shall not prohibit the sale or other disposition of the stock of any Subsidiary of TWC to TWC or any Wholly-Owned Subsidiary of TWC if, but only if, (x) there shall not exist or result an Event of Default or an event which with notice or lapse of time or both would constitute an Event of Default and (y) in the case of each sale or other disposition referred to in this proviso involving the Borrower or any of its Subsidiaries, such sale or other disposition could not reasonably be expected to impair materially the ability of the Borrower to perform its obligations hereunder and under the Notes and the Borrower shall continue to exist.

         (g) Compliance with ERISA. (i) Terminate, or permit any ERISA Affiliate to terminate, any Plan so as to result in any liability of the Borrower or any ERISA Affiliate to the PBGC in excess of $5,000,000, or (ii) permit to exist any occurrence of any Termination Event with respect to a Plan for which there is an Insufficiency in excess of $5,000.00.

         (h) Transactions with Related Parties. Make any sale to, make any purchase from, extend credit to, make payment for services rendered by, or enter into any other transaction with, or permit any material Subsidiary of the Borrower to make any sale to, make any purchase from, extend credit to, make payment for services rendered by, or enter into any other transaction with, any Related Party of the Borrower or of such Subsidiary unless as a whole such sales, purchases, extensions of credit, rendition of services and other transactions are (at the time such sale, purchase, extension of credit, rendition of services or other transaction is entered into) on terms and conditions reasonably fair in all material respects to the Borrower or such Subsidiary in the good faith judgment of the Borrower.

         (i) Guarantees. Guarantee or otherwise become contingently liable for, or permit any of its Subsidiaries to guarantee or otherwise become contingently liable for, Debt of any Subsidiary of TWC (other than a guaranty of the obligations of Williams Communications Group, Inc. pursuant to that certain Second Amended and Restated Credit Agreement dated July 23, 1997 among the

Borrowers as named therein, certain financial institutions party thereto (the "Banks"), certain Co-Agents identified therein, and Citibank, N.A., as Agent for the Banks, as amended by an Amendment dated as of the date hereof, and as the same may be otherwise amended, supplemented, restated or modified and guaranties of obligations of Williams Energy Company and any Subsidiary of Williams Energy Company that is not the Borrower) while an Event of Default is continuing.

         (j) Sale and Lease-Back Transactions. Enter into, or permit any of its Subsidiaries to enter into, any Sale and Lease-Back Transaction, if after giving effect thereto the Borrower would not be permitted to incur at least $1.00 of additional Debt secured by a Lien permitted by paragraph (z) of
Schedule III.

         (k) Use of Proceeds. Use any proceeds of any Advance for any purpose other than general corporate purposes (including, without limitation, working capital and capital expenditures) or use any such proceeds in any manner which violates or results in a violation of law; provided, however, that no proceeds of any Advance will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (other than any purchase of common stock of any corporation, if such purchase is not subject to Sections 13 and 14 of the Securities Exchange Act of 1934 and is not opposed, resisted or recommended against by such corporation or its management or directors, provided that the aggregate amount of common stock of any corporation (other than Apco Argentina Inc., a Cayman Islands corporation) purchased during any calendar year shall not exceed 1% of the common stock of such corporation issued and outstanding at the time of such purchase) or in any manner which contravenes law, and no proceeds of any Advance will be used to purchase or carry any margin stock (within the meaning of Regulation G or Regulation U issued by the Board of Governors of the Federal Reserve System).

                                   ARTICLE VI

                               EVENTS OF DEFAULT

         Section 6.1 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

         (a) The Borrower shall fail to pay any principal of any Note executed by it when the same becomes due and payable, or shall fail to pay any interest on any such Note or any fee or other amount to be paid by it hereunder within ten days after the same becomes due and payable; or

         (b) Any certification, representation or warranty made by the Borrower herein or by the Borrower (or any officer of the Borrower) in writing under or in connection with any Note or this Agreement (including, without limitation, representations and warranties deemed made pursuant to Section 3.2 or 3.3) shall prove to have been incorrect in any material respect when made or deemed made; or

         (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5. 1 (b) on its part to be performed or observed and such failure shall continue for five Business Days after the earlier of the date notice thereof shall have been given to the Borrower by the Agent or any Bank or the date the Borrower shall have knowledge of such failure, or (ii) any term, covenant or agreement contained in this Agreement (other than a term, covenant or agreement contained in Section 5. 1 (b)) or any Note on its part to be performed or observed; or

         (d) The Borrower or any Subsidiary of the Borrower shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $60,000,000 in the aggregate (excluding Debt evidenced by the Notes) of the Borrower or such Subsidiary (as the case may
be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as required pursuant to an illegality event of the type set forth in Section 2.12), prior to the stated maturity thereof; provided, however, that the provisions of this
Section 6.1(d) shall not apply to any Non-Recourse Debt of any Subsidiary of the Borrower; or

         (e) The Borrower or any material Subsidiary of the Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any material Subsidiary of the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstaved for a period of 30 days; or the Borrower or any material Subsidiary of the Borrower shall take any action to authorize any of the actions set forth above in this subsection (e); or

         (f) Any judgment or order for the payment of money in excess of $60,000,000 shall be rendered against the Borrower or any material Subsidiary of the Borrower and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (g) Any Termination Event with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to the Borrower by the Agent, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and then exist (or in the case of a Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $5,000,000; or

         (h) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $15,000,000 in the aggregate or requires payments exceeding $10,000,000 per annum; or

         (i) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the date hereof by an amount exceeding $5,000,000;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the holders of at least 66-2/3% in principal amount of the A Notes then outstanding or, if no A Notes are then outstanding, Banks having at least 66-2/3% of the Commitments, by notice to the Borrower, declare all of the Commitments and the obligation of each Bank to make Advances to be terminated, whereupon all of the Commitments and each such obligation shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the holders of at least 66-2/3% in principal amount of the A Notes then outstanding or if no A Notes are then outstanding, Banks having at least 66-2/3% of the Commitments, or, if no A Notes are then outstanding and all Commitments have terminated, the holders of at least 66-2/3% in principal amount of the B Notes then outstanding, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable by the Borrower under this Agreement to be forthwith due and payable, whereupon such Notes, such interest and all such amounts shall become and be forthwith due and payable, without requirement of any presentment, demand, protest, notice of intent to accelerate, further notice of acceleration or other further notice of any kind (other than the notice expressly provided for above), all of which are hereby expressly waived by the Borrower; provided, however, that in the event of any Event of Default described in Section 6.1(e), (A) the obligation of each Bank to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VII

                                   THE AGENT

         Section 7.1 Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of holders of at least 66-2/3% in principal amount of the A Notes then outstanding or, if no A Notes are then outstanding, Banks having at least 66-2/3% of the Commitments (or, if no A Notes are then outstanding and all Commitments have terminated, upon the instructions of holders of at least 66-2/3% in principal amount of the B Notes then outstanding), and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to any Note, this Agreement or applicable law. The Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

         Section 7.2 Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Note or this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts a Transfer Agreement executed by the Borrower, the Bank which is the payee of such Note, as assignor, and the assignee in accordance with the last sentence of Section 8.6(a); (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with any Note or this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Note or this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Note or this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any, Note or this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         Section 7.3 Citibank and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under any Note and this Agreement as any other Bank and may exercise the same as though it was not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any Subsidiary of the Borrower, any Person who may do business with or own, directly or indirectly, securities of the Borrower or any such Subsidiary and any other Person, all as if Citibank were not the Agent and without any duty to account therefor to the Banks.

         Section 7.4 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 4.1(e) and such other documents and information as it has deemed appropriate. made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Note or this Agreement.

         Section 7.5 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the A Notes then held by each of them (or if no A Notes are at the time outstanding or if any A Notes are held by Persons which are not Banks, ratably according to either (i) the respective amounts of their Commitments, or (ii) if all Commitments have terminated, the respective amounts of the Commitments immediately prior to the time the Commitments terminated), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of any Note or this Agreement or any action taken or omitted by the Agent under any Note or this Agreement, provided that no Bank shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agents gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, any Note or this Agreement to the extent that the Agent is not reimbursed for such expenses by the Borrower.

         Section 7.6 Successor Agent. The Agent may resign at any time as Agent under this Agreement by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint, with the consent the Borrower (which consent shall not be unreasonably withheld), a successor Agent from among the Banks. If no successor Agent shall have been so appointed by the Majority Banks with such consent, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a Bank which is a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent under this Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and shall function as the Agent under this Agreement, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agreement. After any retiring Agents resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         Section 8.1 Amendments, Etc. No amendment or waiver of any provision of any Note or this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Article III, (b) increase the Commitments of the Banks or subject the Banks to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) take any action which requires the signing of all the Banks pursuant to the terms of this Agreement, (f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the A Notes or B Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Agreement, or (g) amend this Section 8.1; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under any Note or this Agreement.

         Section 8.2 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to any Bank, as specified opposite its name on Schedule I hereto or specified pursuant to Section 8.6(a); if to the Borrower, as specified opposite its name on Schedule II hereto; and if to Citibank, as Agent, to its address at 399 Park Avenue, New York, New York 10043, (telecopier number: (212) 527-1084), Attention: John Sahr, with a copy to Citicorp North America, Inc., 1200 Smith Street, Suite 2000, Houston, Texas 77002 (telecopier number: (713) 654-2849; telex number 127001 (Attn: Route Code HOUAA)),
Attention: The Williams Companies, Inc. Account Officer, or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when received in the mail, sent by telecopier to any party to the telecopier number as set forth herein or on
Schedule I or Schedule 11 or specified pursuant to Section 8.6(a) (or other telecopy number specified by such party in a written notice to the other parties hereto), delivered to the telegraph company, telexed to any party to the telex number set forth herein or on Schedule I or Schedule II or specified pursuant to Section 8.6(a) (or other telex number designated by such party in a written notice to the other parties hereto), confirmed by telex answerback, or delivered to the cable company, respectively, except that notices and communications to the Agent shall not be effective until received by the Agent.

         Section 8.3 No Waiver; Remedies. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right under any Note or this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in any Note and this Agreement are cumulative and not exclusive of any remedies provided by law.

         Section 8.4 Costs, Expenses and Taxes. (a)(i) The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Arranger and the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered under this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under any Note and this Agreement, and (ii) the Borrower agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses, which may include allocated costs of in-house counsel), of the Agent and each Bank in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) against the Borrower of any Note of the Borrower or this Agreement and the other documents to be delivered by the Borrower under this Agreement.

         (b) If any payment (or purchase pursuant to Section 2.11(c) or Section 8.6(b)) of principal of, or Conversion of, any Eurodollar Rate Advance or B Advance made to the Borrower is made other than on the last day of an Interest Period relating to such Advance (or in the case of a B Advance, other than on the original scheduled maturity date thereof), as a result of a payment pursuant to Section 2.10 or 2.12 or acceleration of the maturity of the Notes pursuant to Section 6.1 or for any other reason or as a result of any such purchase or any Conversion, the Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of any such payment, purchase or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Advance.

         (c) The Borrower agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Agent, the Arranger and each Bank and each of their respective directors, officers, employees and agents from and against any and all claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of counsel) for which any of them may become liable or which may be incurred by or asserted against the Agent, the Arranger or such Bank or any such director, officer, employee or agent (other than by another Bank or any successor or assign of another Bank), in each case in connection with or arising out of or by reason of any investigation, litigation, or proceeding, whether or not the Agent, the Arranger such Bank or any such director, officer, employee or agent is a party thereto, arising out of, related to or in connection with this Agreement or the Notes or any transaction in which any proceeds of all or any part of the Advances are applied (other than any such claim, damage, liability or expense to the extent attributable to the gross negligence or willful misconduct of, or violation of any law or regulation by, either the party seeking indemnity under this Section 8.4(c) or any of its directors, officers, employees or agents).

         Section 8.5 Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.1 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.1, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Notes held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

         Section 8.6 Binding Effect; Transfers. (a) This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when each Bank, listed on the signature pages hereof has delivered an executed counterpart hereof to the Agent, has sent to the Agent a facsimile copy of its signature hereon or has notified the Agent that such Bank has executed this Agreement and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Bank and their respective successors and assigns; provided that the Borrower shall not have the right to assign any of its rights hereunder or any interest herein without the prior written consent of all of the Banks. Each Bank may assign to one or more banks, financial institutions or government entities all or any part of, or may grant participations to one or more banks, financial institutions or government entities in or to all or any part of, any Advance or Advances owing to such Bank, any Note or Notes held by such Bank and all or any portion of such Bank's Commitments, and to the extent of any such assignment or participation (unless otherwise stated therein), the assignee or purchaser of such assignment or participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder and under such Note or Notes as it would have if it were such Bank hereunder; provided that, except in the case of an assignment meeting the requirements of the next sentence hereof, (1) (i) such Bank's obligations under this Agreement, including, without limitation, its Commitment hereunder, shall remain unchanged, (ii) such Bank shall remain responsible for the performance thereof, (iii) such Bank shall remain the holder of any such Note or Notes for all purposes under this Agreement, and (iv) the Borrower, the other Banks and the Agent shall continue to deal solely with and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; and (2) no Bank shall assign or grant a participation that conveys to the assignee or participant the right to vote or consent under this Agreement, other than the right to vote upon or consent to (i) any increase in the amount of any Commitment of such Bank; (ii) any reduction of the principal amount of, or interest to be paid on, such Bank's Advance or Advances or Note or Notes; (iii) any reduction of any fee or other amount payable hereunder to such Bank; or (iv) any postponement of any date fixed for any payment of principal of, or interest on, such Bank's Advance or Advances or Note or Notes or any fee or other amount payable hereunder to such Bank.

         If (I) the assignee of any Bank either (1) is another Bank or is an affiliate of a Bank or (2) is approved in writing by the Agent and the Borrower or (3) is approved in writing by the Agent and either an Event of Default exists or the Borrower has relinquished the right to approve the assignment pursuant to Section 8.6(b) and (II) such assignee assumes all or any portion (which portion shall be a constant, and not a varying, percentage, and the amount of the Commitment assigned, whether all or a portion, shall be in a minimum amount of $5,000,000 or such lesser amount as may be approved in writing by the Agent and the Borrower for such assignment) of the Commitment of such assigning Bank by executing a document in the form of Exhibit F (or with such changes thereto as have been approved in writing by the Agent in its sole discretion as evidenced by its execution thereof) duly executed by the Agent, the Borrower (unless an Event of Default exists or the Borrower has relinquished the right to approve the assignment pursuant to Section 8.6(b)), such assigning Bank and such assignee and delivered to the Agent ("Transfer Agreement"), then upon such delivery, (i) such assigning Bank shall be released from its obligations under this Agreement with respect to all or such portion, as the case may be, of its Commitments; (ii) such assignee shall become obligated for all or such portion, as the case may be, of such Commitments and all other obligations of such assigning Bank hereunder with respect to or arising as a result of all or such portion, as the case may be, of such Commitments; (iii) such assignee shall be assigned the right to vote or consent under this Agreement, to the extent of all or such portion, as the case may be, of such Commitments; (iv) the Borrower shall deliver, in replacement of the A Note of the Borrower to such assigning Bank then outstanding (a) to such assignee, a new A Note of the Borrower in the amount of the Commitment of such assigning Bank which is being so assumed by such assignee plus, in the case of any assignee which is already a Bank hereunder, the amount of such assignee's Commitment immediately prior to such assignment (any such assignee which is already a Bank hereunder agrees to cancel and return to the Borrower, with reasonable promptness following the delivery of such new A Note, the A Note being replaced thereby), (b) to such assigning Bank, a new A Note in the amount of the balance, if any, of the Commitment of such assigning Bank to the Borrower (without giving effect to any B Reduction) retained by such assigning Bank (and such assigning Bank agrees to cancel and return to the Borrower, with reasonable promptness following delivery of such new A Notes, the A Note being replaced thereby), and (c) to the Agent, photocopies of such new A Notes; (v) if such assignment is of all of such assigning Bank's Commitment, all of the outstanding A Advances made by such assigning Bank shall be transferred to such assignee; (vi) if such assignment is not of all of such Commitments, a part of each A Advance to the Borrower equal to the amount of such Advance multiplied by a fraction, the numerator of which is the amount of such portion of such assigning Bank's Commitment so assumed and the denominator of which is the amount of the Commitment of such assigning Bank (without giving effect to any B Reduction) immediately prior to such assumption, shall be transferred to such assignee and evidenced by such assignee's A Note from the Borrower, and the balance of such A Advance shall be evidenced by such assigning Bank's new A Note from the Borrower delivered pursuant to clause (iv)(b) of this sentence;
(vii) if such assignee is not a "Bank" hereunder prior to such assignment, such assignee shall become a party to this Agreement as a Bank and shall be deemed to be a "Bank" hereunder and the amount of all or such portion, as the case may be, of the Commitment so assumed shall be deemed to be the amount set opposite such assigning Bank's name on Schedule IV for purposes of this Agreement and
(viii) if such assignee is not a Bank hereunder prior to such assignment, such assignee shall be deemed to have specified the offices of such assignee named in the respective Transfer Agreement as its "Domestic Lending Office" and "Eurodollar Lending Office" for all purposes of this Agreement and to have specified for purposes of Section 8.2 the notice information set forth in such Transfer Agreement; and the Agent shall promptly after execution of any Transfer Agreement by the Agent and the other parties thereto notify the Banks of the parties to such Transfer Agreement and the amounts of the assigning Bank's Commitment assumed thereby.

         (b) If the Borrower does not consent to a proposed assignment by a Bank pursuant to the last sentence of Section 8.6(a), the Borrower may, within 15 days of its receipt of a request that it consent to such assignment, nominate by notice to the Agent and such Bank a bank which, if it is not a Bank, is acceptable to the Agent, and which unconditionally offers in writing (with a copy to the Agent) to purchase and assume, to the extent of the amount of such proposed assignment, in accordance with all of the provisions of the last sentence of Section 8.6(a) (including execution of an appropriate Transfer Agreement), all of such Bank's rights and obligations (including, without limitation, its Commitment) hereunder and interest in the Advances owing to such Bank and the Notes held by such Bank without recourse at par plus interest accrued thereon to the date of such purchase on a date therein specified (not less than three nor greater than five Business Days after such nomination). Such Bank at its option may elect to accept or not accept such purchase offer. If a Bank accepts such an offer and the bank first nominated by the Borrower pursuant to this Section 8.6(b) fails to purchase such rights and interest on such specified date in accordance with the terms of such offer, the Borrower may, within 15 days of such failure, repeat the process contemplated by the first sentence of this Section 8.6(b) by nominating another bank for purposes of this Section 8.6(b) by notice to the Agent and such Bank. If (i) the Borrower does not so nominate such a bank, within 15 days of its receipt of such request that it consent to such assignment, or (ii) the Borrower fails to nominate another bank following such a failure to purchase or (iii) such second nominated bank fails to purchase in accordance with the terms of an offer complying with the first sentence of this Section 8.6(b), the Borrower shall be deemed to have relinquished its right to consent to such assignment. If such Bank elects to not accept such a purchase offer under this Section 8.6(b) as to a particular proposed assignment, the Borrower shall not be deemed to have relinquished its right to consent to such assignment.

         (c) The Borrower agrees to promptly execute the Transfer Agreement pertaining to any assignment as to which approval by the Borrower of the assignee is not required by clause (I) of the last paragraph of Section 8.6(a).

         (d) Any Bank may assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal of and/or interest on the Notes) under this Agreement or any of the Notes to any Federal Reserve Bank without notice to or consent of the Borrower or the Agent.

         Section 8.7 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 8.8 Interest. It is the intention of the parties hereto that the Agent and each Bank shall conform strictly to usury laws applicable to it, if any. Accordingly, if the transactions with the Agent or any Bank contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or any other agreement entered into in connection with or as security for this Agreement or the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by the Agent or such Bank, as the case may be, under the Notes, this Agreement or under any other agreement entered into in connection with or as security for this Agreement or the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law and any excess shall be canceled automatically and, if theretofore paid, shall at the option of the Agent or such Bank, as the case may be, be credited by the Agent or such Bank, as the case may be, on the principal amount of the obligations owed to the Agent or such Bank, as the case may be, by the Borrower or refunded by the Agent or such Bank, as the case may be, to the Borrower, and (ii) in the event that the maturity of any Note or other obligation payable to the Agent or such Bank, as the case may be, is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Agent or such Bank, as the case may be, may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to the Agent or such Bank, as the case may be, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of the Agent or such Bank, as the case may be, be credited by the Agent or such Bank, as the case may be, on the principal amount of the obligations owed to the Agent or such Bank, as the case may be, by the Borrower or refunded by the Agent or such Bank, as the case may be, to the Borrower.

         Section 8.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 8.10 Survival of Agreements, Representations and Warranties, Etc. All warranties, representations and covenants made by the Borrower or any officer of the Borrower herein or in any certificate or other document delivered in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the issuance and delivery of the Notes and the making of the Advances regardless of any investigation. The indemnities and other payment obligations of the Borrower contained in this Agreement, and the indemnities by the Banks in favor of the Agent and its officers, directors, employees and agents, will survive the repayment of the Advances and the termination of this Agreement.

         Section 8.11 Borrower's Right to Apply Deposits. In the event that any Bank is placed in receivership or enters a similar proceeding, the Borrower may, to the full extent permitted by law, make any payment due to such Bank hereunder, to the extent of finally collected unrestricted deposits of the Borrower in U.S. dollars held by such Bank, by giving notice to the Agent and such Bank directing such Bank to apply such deposits to such indebtedness. If the amount of such deposits is insufficient to pay such indebtedness then due and owing in full, the Borrower shall pay the balance of such insufficiency in accordance with this Agreement.

         Section 8.12 Confidentiality. Each Bank agrees that it will use best efforts, to the extent not inconsistent with practical business requirements, not to disclose without the prior consent of the Borrower (other than to employees, auditors, accountants, counsel or other professional advisors of the Agent or any Bank) any information with respect to the Borrower or its Subsidiaries which is furnished pursuant to this Agreement and which (i) the Borrower in good faith considers to be confidential and (ii) is either clearly marked confidential or is designated by the Borrower to the Agent or the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to or required by any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or submitted to or required by the Board of Governors of the Federal Reserve System or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank, provided that such prospective transferee executes an agreement with or for the benefit of the Borrower containing provisions substantially identical to those contained in this Section 8.12, and provided further that if the contemplated transfer is a grant of a participation in a Note (and not an assignment), no such information shall be authorized to be delivered to such participant pursuant to this clause (e) except (i) such information delivered pursuant to
Section 4.1(e) or Section 5.1(b) (other than paragraph (iv) thereof), and (ii) if prior notice of the delivery thereof is given to the Borrower, such information as may be required by law or regulation to be delivered, (f) in connection with the exercise of any remedy by such Bank pertaining to this Agreement, any of the Notes or any other document delivered in connection herewith, (g) in connection with any litigation involving such Bank pertaining to this Agreement, any of the Notes or any other document delivered in connection herewith, (h) to any Bank or the Agent, or (i) to any affiliate of any Bank, provided that such affiliate executes an agreement with or for the benefit of the Borrower containing provisions substantially identical to those contained in this Section 8.12.

         Section 8.13 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, AND THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          BORROWER:

                                          WILLIAMS HOLDINGS OF DELAWARE, INC.

                                          By: /s/ JAMES IVEY
                                             -----------------------------------
                                          Name: James Ivey
                                          Title: Treasurer


                                          AGENT:

                                          CITIBANK, N.A., as Agent

                                          By: [ILLEGIBLE]
                                             -----------------------------------
                                          Title: V.P.
                                                --------------------------------


                                          BANKS:

                                          CITIBANK, N.A.

                                          By: [ILLEGIBLE]
                                             -----------------------------------
                                          Title: V.P.
                                                --------------------------------


                                          THE CHASE MANHATTAN BANK

                                          By: /s/ PETER M. LING
                                             -----------------------------------
                                          Title: Vice President
                                                --------------------------------


                                          CIBC INC.

                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          BANK OF AMERICA NATIONAL TRUST AND
                                            SAVINGS ASSOCIATION

                                          By: /s/ CLAIRE M. LIU
                                             -----------------------------------
                                          Title: Managing Director
                                                --------------------------------


                                          BANK OF MONTREAL

                                          By: /s/ MARY LEE LATTA
                                             -----------------------------------
                                          Title: Director
                                                --------------------------------


                                          CREDIT LYONNAIS NEW YORK BRANCH

                                          By: /s/ PHILIPPE SOUSTRA
                                             -----------------------------------
                                          Title: Senior Vice President
                                                --------------------------------


                                          THE FIRST NATIONAL BANK OF CHICAGO

                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                          Title: First Vice President
                                                --------------------------------


                                          ABN AMRO BANK N.V.

                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                          BANKBOSTON, N.A.

                                          By: /s/ R. STEVE SCHAUER
                                             -----------------------------------
                                          Title: Director
                                                --------------------------------


                                          THE BANK OF NEW YORK

                                          By: /s/ RAYMOND J. PALMER
                                             -----------------------------------
                                          Title: Vice President
                                                --------------------------------


                                          THE BANK OF NOVA SCOTIA

                                          By: /s/ F.C.H. ASHBY
                                             -----------------------------------
                                          Title: Senior Manager, Loan Operations
                                                --------------------------------

                                          THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                             HOUSTON AGENCY

                                          By: /s/ ICHIRO OTANI
                                             -----------------------------------
                                          Title: Deputy General Manager
                                                --------------------------------


                                          BARCLAYS BANK PLC

                                          By: /s/ RICHARD B. WILLIAMS
                                             -----------------------------------
                                          Title: Director
                                                --------------------------------


                                          INDUSTRIAL BANK OF JAPAN TRUST COMPANY

                                          By: /s/ MIKE OAKS
                                             -----------------------------------
                                          Title: Senior Vice President
                                                --------------------------------
                                          THE INDUSTRIAL BANK OF JAPAN, LIMITED
                                          HOUSTON OFFICE
                                          (Authorized Representative)

                                          MELLON BANK, N.A.

                                          By: /s/ MARK W. ROGERS
                                             -----------------------------------
                                          Title: Vice President
                                                --------------------------------


                                          ROYAL BANK OF CANADA

                                          By: /s/ J. D. FROST
                                             -----------------------------------
                                          Title: Senior Manager
                                                --------------------------------


                                          SOCIETE GENERALE, SOUTHWEST AGENCY

                                          By: /s/ RICHARD M. LEWIS
                                             -----------------------------------
                                          Title: Director
                                                --------------------------------


                                          THE SUMITOMO BANK, LIMITED

                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                          COMMERZBANK AKTIENGESELLSCHAFT,
                                              ATLANTA AGENCY

                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          FIRST AMERICAN NATIONAL BANK

                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                          BANQUE NATIONALE DE PARIS, HOUSTON
                                             AGENCY

                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                          ARAB BANKING CORPORATION (B.S.C.)

                                          By: /s/ STEPHEN A. PLAUCHE
                                             -----------------------------------
                                          Title: Vice President
                                                --------------------------------


                                          BW CAPITAL MARKETS, INC.

                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                          WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                             NEW YORK BRANCH

                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                          SUNTRUST BANK

                                          By: /s/ TODD C. DAVIS
                                             -----------------------------------
                                          Title: Assistant Vice President
                                                --------------------------------

                                          By: /s/ STEVEN J. NEWBY
                                             -----------------------------------
                                          Title: Corporate Banking Officer
                                                --------------------------------


                                          DG BANK DEUTSCHE GENOSSENSCHAFTSBANK
                                            AG, CAYMAN ISLAND BRANCH

                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                          NATIONAL WESTMINSTER BANK PLC
                                             NEW YORK BRANCH

                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          BANK OF OKLAHOMA, N.A.

                                          By: /s/ ROBERT D. MATTAX
                                             -----------------------------------
                                          Title: Senior Vice President
                                                --------------------------------


                                          COMMERCE BANK, N.A.

                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                          Title: Senior Vice President
                                                --------------------------------


                                          CREDIT AGRICOLE INDOSUEZ

                                          By: /s/ DAVID BODHL
                                             -----------------------------------
                                          Title: F.V.P. Head of Corporate
                                                --------------------------------
                                                  Banking Chicago


                                          THE FUJI BANK, LIMITED, HOUSTON AGENCY

                                          By: /s/ RAYMOND VENTURA
                                             -----------------------------------
                                          Title: Vice President & Manager
                                                --------------------------------

                                   SCHEDULE I

                           APPLICABLE LENDING OFFICES



                         Domestic                                      Eurodollar
Name of Bank             Lending Office                                Lending Office
------------             --------------                                --------------
Citibank N.A.            Citibank N.A.                                 Citibank N.A.
                         399 Park Avenue                               399 Park Avenue
                         New York, New York 10043                      New York, New York 10043

                         Notices:                                      Notices:
                         Citibank, N.A.                                Citibank, N.A.
                         399 Park Avenue                               399 Park Avenue
                         New York, New York 10043                      New York, New York 10043
                         Telecopier:        (212) 527-1084             Telecopier:      (212) 527-1084
                         Telex:             None                       Telex:           None
                         Attn:   Christine Grundel                     Attn:    Christine Grundel
                         Dept:   Medium Term Finance                   Dept:    Medium Term Finance

                         with copies to:                               with copies to:
                         Citicorp North America, Inc.                  Citicorp North America, Inc.
                         1200 Smith Street, Suite 2000                 1200 Smith Street, Suite 2000
                         Houston, Texas  77002                         Houston, Texas  77002
                         Telecopier:        (713) 654-2849             Telecopier:      (713) 654-2849
                         Telex:             127001                     Telex:           127001
                         (Attn. Route Code HOUAA)                      (Attn. Route Code HOUAA)
                         Attn:   The Williams Companies, Inc.          Attn:   The Williams Companies, Inc.
                                 Account Officer                               Account Officer

The Chase                The Chase Manhattan Bank                      The Chase Manhattan Bank
Manhattan                270 Park Avenue, 21st Floor                   270 Park Avenue, 21st Floor
Bank                     New York, New York  10017                     New York, New York  10017
                         Telecopier:        (212) 270-3897             Telecopier:      (212) 270-3897
                         Telephone:         (212) 270-4676             Telephone:       (212) 270-4676
                         Attn:   Peter Ling                            Attn:    Peter Ling


The Fuji Bank,           The Fuji Bank, Limited                        The Fuji Bank, Limited
Limited                  (New York Branch)                             (New York Branch)
(New York Branch)        2 World Trade Center                          2 World Trade Center
                         79th Floor                                    79th Floor
                         New York, New York 10048                      New York, New York 10048
                         Telecopier:        (212) 321-9407             Telecopier:      (212) 321-9407
                         Telephone:         (212) 898-2597             Telephone:       (212) 898-2597
                         Attn:   Felix Amerasinghe                     Attn:    Felix Amerasinghe



                                  Schedule I-1



                         Domestic                                      Eurodollar
Name of Bank             Lending Office                                Lending Office
------------             --------------                                ---------------
Bank of Montreal         Bank of Montreal                              Bank of Montreal
                         115 S. LaSalle St., 11W                       115 S. LaSalle St., 11W
                         Chicago, Illinois  60603                      Chicago, Illinois  60603
                         Telecopier:        (312) 750-6061             Telecopier:      (312) 750-6061
                         Telephone:         (312) 750-6047             Telephone:       (312) 750-6047
                         Attn:   Craig Reynolds - Client Services      Attn:    Craig Reynolds - Client Services

Commerzbank AG,          Commerzbank AG, Atlanta Agency                Commerzbank AG, Atlanta Agency
Atlanta Agency           1230 Peachtree St., NE                        1230 Peachtree St., NE
                         Suite 3500                                    Suite 3500
                         Atlanta, Georgia 30309                        Atlanta, Georgia 30309
                         Telephone:         (404) 888-6518             Telephone:       (404) 888-6518
                         Telecopier:        (404) 888-6539             Telecopier:      (404) 888-6539
                         Attn:   Brian Campbell                        Attn:    Brian Campbell

Credit Lyonnais          Credit Lyonnais New York Branch               Credit Lyonnais New York Branch
New York Branch          1301 Avenue of the Americas                   1301 Avenue of the Americas
                         New York, New York 10019                      New York, New York 10019
                         Telecopier:        (713) 759-9766             Telecopier:      (713) 759-9766
                         Telephone:         (713) 751-0500             Telephone:       (713) 751-0500
                         Attn:   Bernadette Archie                     Attn:    Bernadette Archie

The First National       The First National Bank of Chicago            The First National Bank of Chicago
Bank of Chicago          One First National Plaza                      One First National Plaza
                         0634, 1FNP, 10                                0634, 1FNP, 10
                         Chicago, Illinois 60670                       Chicago, Illinois 60670
                         Telecopier:        (312) 732-5219             Telecopier:      (312) 732-5219
                         Telephone:         (312) 732-4840             Telephone:       (312) 732-4840
                         Attn:   Mattie Reed                           Attn:    Mattie Reed

ABN AMRO Bank            ABN AMRO Bank, N.V.                           ABN AMRO Bank, N.V.
N.V.                     208 South LaSalle, Suite 1500                 208 South LaSalle, Suite 1500
                         Chicago, Illinois  60604-1003                 Chicago, Illinois  60604-1003
                         Telephone:         (312) 992-5110             Telephone:       (312) 992-5110
                         Facsimile:         (312) 992-5111             Facsimile:       (312) 992-5111
                         Attn:   Credit Administration                 Attn:    Credit Administration

                         with copies to:                               with copies to:
                         ABN AMRO Bank, N.V.                           ABN AMRO Bank, N.V.
                         208 South LaSalle, Suite 1500                 208 South LaSalle, Suite 1500
                         Chicago, Illinois  60604-1003                 Chicago, Illinois  60604-1003
                         Telephone:         (312) 992-5152             Telephone:       (312) 992-5152
                         Facsimile:         (312) 992-5157             Facsimile:       (312) 992-5157
                         Attn:   Loan Administration                   Attn:    Loan Administration

                                  Schedule I-2



                         Domestic                                      Eurodollar
Name of Bank             Lending Office                                Lending Office
------------             --------------                                --------------
                         ABN AMRO North America, Inc.                  ABN AMRO North America, Inc.
                         Three Riverway, Suite 1700                    Three Riverway, Suite 1700
                         Houston, Texas  77056                         Houston, Texas  77056
                         Telephone:         (713) 964-3316             Telephone:       (713) 964-3316
                         Facsimile:         (713) 621-5810             Facsimile:       (713) 621-5810
                         Attn:   Michael Nepreux                       Attn:    Michael Nepreux

BankBoston, N.A.         BankBoston, N.A.                              BankBoston, N.A.
                         100 Federal Street, M/S 01-08-02              100 Federal Street, M/S 01-08-02
                         Boston, MA 02110                              Boston, MA 02110
                         Telephone:         (617) 434-4655             Telephone:       (617) 434-4655
                         Telecopier:        (617) 434-9820             Telecopier:       (617) 434-9820
                         Attn:   Leah Hardy                            Attn:    Leah Hardy

The Bank of              The Bank of Toyko-Mitsubishi,                 The Bank of Toyko-Mitsubishi,
Toyko-Mitsubishi,        Ltd., Houston Agency                          Ltd., Houston Agency
Ltd., Houston            1100 Louisiana St., Suite 2800                1100 Louisiana St., Suite 2800
Agency                   Houston, Texas  77002-5216                    Houston, Texas  77002-5216
                         Telephone:         (713) 655-3845             Telephone:       (713) 655-3845
                         Telecopier:        (713) 655-3855             Telecopier:      (713) 655-3855
                         Attn:   J.M. McIntyre                         Attn:    J.M. McIntyre

Barclays Bank PLC        Barclays Bank PLC-New York Branch             Barclays Bank PLC-New York Branch
                         222 Broadway, 11th Floor                      222 Broadway, 11th Floor
                         New York, New York 10038                      New York, New York 10038
                         Telephone:         (212) 412-3717             Telephone:        (212) 412-3717
                         Telecopier:        (212) 412-5307             Telecopier:       (212) 412-5307
                         Attn:   Judy Kwong                            Attn:    Judy Kwong

First American           First American National Bank                  First American National Bank
National Bank            First American Center                         First American Center
                         Fourth & Union St. NA-0310                    Fourth & Union St. NA-0310
                         Nashville, Tennessee 37237-0310               Nashville, Tennessee 37237-0310
                         Telephone:         (615) 736-6223             Telephone:       (615) 736-6223
                         Telecopier:        (615) 748-2485             Telecopier:      (615) 748-2485
                         Attn:   Stephen Arnold                        Attn:    Stephen Arnold

Banque Nationale         Banque Nationale de Paris, Houston            Banque Nationale de Paris, Houston
de Paris, Houston        Agency                                        Agency
Agency                   333 Clay Street, Suite 3400                   333 Clay Street, Suite 3400
                         Houston, Texas 77002                          Houston, Texas 77002
                         Telephone:         (713) 951-1240             Telephone:       (713) 951-1240
                         Telecopier:        (713) 659-1414             Telecopier:      (713) 659-1414
                         Attn:   Donna Rose                            Attn:    Donna Rose


                                  Schedule I-3

                         Domestic                                      Eurodollar
Name of Bank             Lending Office                                Lending Office
------------             --------------                                --------------
Arab Banking             Arab Banking Corp.                            Arab Banking Corp. (Grand Cayman)
Corporation              277 Park Avenue, 32nd Floor                   277 Park Avenue, 32nd Floor
(B.S.C.)                 New York, New York 10172                      New York, New York 10172
                         Telephone:         (212) 583-4771             Telephone:       (212) 583-4770
                         Telecopier:        (212) 583-0932             Telecopier:      (212) 583-0932
                         Attn:   Loan Administration                   Attn:    Loan Administration

BW Capital               BW Capital Markets, Inc.                      BW Capital Markets, Inc.
Markets, Inc.            630 Fifth Avenue                              630 Fifth Avenue
                         Rockefeller Center                            Rockefeller Center
                         Suite 1919                                    Suite 1919
                         New York, New York 10111                      New York, New York 10111
                         Telecopier:        (212) 218-1810             Telecopier:      (212) 218-1810
                         Attn:   Thomas A. Lowe                        Attn:    Thomas A. Lowe

Westdeutsche             Westdeutsche Landesbank Girozentrale,         Westdeutsche Landesbank Girozentrale,
Landesbank               New York Branch                               New York Branch
Girozentrale,            1211 Avenue of the Americas                   1211 Avenue of the Americas
New York                 New York, New York 10038                      New York, New York 10038
Branch                   Telecopier:        (212) 302-7946             Telecopier:      (212) 302-7946
                         Telephone:         (212) 852-6113             Telephone:       (212) 852-6113
                         Attn:   Phil Green                            Attn:    Phil Green

SunTrust Bank            SunTrust Bank, Atlanta                        SunTrust Bank, Atlanta
                         25 Park Place, 24th Floor MC120               25 Park Place, 24th Floor MC120
                         Atlanta, Georgia 30303                        Atlanta, Georgia 30303
                         Telephone:         (404) 658-4917             Telephone:       (404) 658-4917
                         Telecopier:        (404) 827-6270             Telecopier:      (404) 827-6270
                         Attn:   Todd C. Davis                         Attn:    Todd C. Davis

DG Bank                  DG Bank                                       DG Bank
                         609 Fifth Avenue                              609 Fifth Avenue
                         New York, New York 10017                      New York, New York 10017
                         Telephone:         (212) 745-1560             Telephone:       (212) 745-1560
                         Telecopier:        (212) 745-1556             Telecopier:      (212) 745-1556
                         Attn:   Mark K. Connelly                      Attn:    Mark K. Connelly

Societe Generale,        Societe Generale, Southwest Agency            Societe Generale, Southwest Agency
Southwest Agency         2001 Ross Avenue, Suite 4800                  2001 Ross Avenue, Suite 4800
                         Dallas, Texas  75201                          Dallas, Texas  75201
                         Telecopier:        (214) 754-0171             Telecopier:      (214) 754-0171
                         Telephone:         (214) 979-2767             Telex:           (214) 979-2767
                         Attn:   Tequlla English                       Attn:    Tequlla English
                                 Loan Specialist                                Loan Specialist


                                  Schedule I-4



                         Domestic                                      Eurodollar
Name of Bank             Lending Office                                Lending Office
------------             --------------                                --------------
The Sumitomo             The Sumitomo Bank, Limited                    The Sumitomo Bank, Limited
Bank, Limited            277 Park Avenue                               277 Park Avenue
                         New York, NY 10172                            New York, NY 10172
                         Telex:  SUMBK 420515/SUMBK                    Telex:   SUMBK 420515/SUMBK
                         Telecopier:        (212) 224-5188             Telecopier:      (212) 224-5188

                         with copies to:                               with copies to:

                         The Sumitomo Bank, Limited                    The Sumitomo Bank, Limited
                         700 Louisiana, Suite 1750                     700 Louisiana, Suite 1750
                         Houston, Texas  77002                         Houston, Texas  77002
                         Attn:   William McKown, III                   Attn:    William McKown, III

                         The Sumitomo Bank, Limited                    The Sumitomo Bank, Limited
                         277 Park Avenue                               277 Park Avenue
                         New York, NY 10172                            New York, NY 10172
                         Attn:   Ms. Andrea Wei, V.P.                  Attn:    Ms. Andrea Wei, V.P.
                                 PANA - Legal Department                        PANA - Legal Department

National                 National Westminster Bank PLC                 National Westminster Bank PLC
Westminster              600 Travis St., Suite 6070                    600 Travis St., Suite 6070
Bank PLC                 Houston, Texas 77002                          Houston, Texas 77002
                         Telecopier:        (713) 221-2430             Telecopier:      (713) 221-2430
                         Telephone:         (713) 221-2404             Telephone:       (713) 221-2404
                         Attn:   Kevin Howard                          Attn:    Kevin Howard

The Bank of Nova         The Bank of Nova Scotia                       The Bank of Nova Scotia
Scotia                   600 Peachtree St., N.E.                       600 Peachtree St., N.E.
                         Suite 2700                                    Suite 2700
                         Atlanta, Georgia  30308                       Atlanta, Georgia  30308
                         Telecopier:        (404) 888-8998             Telecopier:      (404) 888-8998
                         Telex:             00542319                   Telex:            00542319
                         Attn:   Robert L. Ahern                       Attn:    Robert L. Ahern

                         with copy to:                                 with copy to:
                         1100 Louisiana, Suite 3000                    1100 Louisiana, Suite 3000
                         Houston, Texas 77002                          Houston, Texas 77002
                         Telecopier:       (713) 752-2425              Telecopier:      (713) 752-2425
                         Telephone:        (713) 759-3440              Telephone:       (713) 759-3440
                         Attn:   Greg Smith                            Attn:    Greg Smith


                                  Schedule I-5



                         Domestic                                      Eurodollar
Name of Bank             Lending Office                                Lending Office
------------             --------------                                --------------
Bank of America          Bank of America National Trust                Bank of America National Trust
National Trust           and Savings Association                       and Savings Association
and Savings              Account Administration                        Account Administration
Association              231 South LaSalle Street                      231 South LaSalle Street
                         Chicago, Illinois  60697                      Chicago, Illinois  60697
                         Telecopier:        (312) 974-9626             Telecopier:      (312) 974-9626
                         Telephone:         (312) 828-3793             Telephone:       (312) 828-3793
                         Attn:   Debbie Aguilar                        Attn:    Debbie Aguilar

                         with copy to:                                 with copy to:
                         Bank of America                               Bank of America
                         Three Allen Center, Suite 4550                Three Allen Center, Suite 4550
                         Houston, Texas 77002                          Houston, Texas 77002
                         Telecopier:        (713) 651-4807             Telecopier:      (713) 651-4807
                         Telephone:         (713) 651-4855             Telephone:       (713) 651-4855

Bank of New York         Bank of New York                              Bank of New York
                         One Wall St., 19th Floor                      One Wall St., 19th Floor
                         New York, New York 10286                      New York, New York 10286
                         Telecopier:        (212) 635-7923             Telecopier:      (212) 635-7923
                         Telephone:         (212) 635-7834             Telephone:       (212) 635-7834
                         Attn:   Raymond Palmer (Ray)                  Attn:    Raymond Palmer (Ray)

Bank of Oklahoma,        Bank of Oklahoma, N.A.                        Bank of Oklahoma, N.A.
N.A.                     One Williams Center, 8th Floor                One Williams Center, 8th Floor
                         Tulsa, Oklahoma 74192                         Tulsa, Oklahoma 74192
                         Telecopier:        (918) 588-6880             Telecopier:      (918) 588-6880
                         Telephone:         (918) 588-6217             Telephone:       (918) 588-6217
                         Attn:   Robert Mattax (Bob)                   Attn:    Robert Mattax (Bob)

Canadian Imperial        Canadian Imperial Bank of Commerce            Canadian Imperial Bank of Commerce
Bank of Commerce         Two Paces West                                Two Paces West
                         2727 Paces Ferry Road, Suite 1200             2727 Paces Ferry Road, Suite 1200
                         Atlanta, Georgia   30339                      Atlanta, Georgia   30339
                         Telecopier:        (770) 319-4950             Telecopier       (770) 319-4950
                         Telephone:         (770) 319-4821             Telephone:       (770) 319-4821
                         Attn:   Katherine McGovern                    Attn:    Katherine McGovern

                         with a copy to:                               with a copy to:
                         1600 Smith, Ste. 3000                         1600 Smith, Ste. 3000
                         Houston, Texas 77002                          Houston, Texas 77002
                         Telecopier:        (713) 650-3727             Telecopier:      (713) 650-3727
                         Telephone:         (713) 650-2588             Telephone:       (713) 650-2588
                         Attn:   Mark Wolf                             Attn:    Mark Wolf


                                  Schedule I-6



                         Domestic                                      Eurodollar
Name of Bank             Lending Office                                Lending Office
------------             --------------                                --------------
Commerce Bank,           Commerce Bank, N.A.                           Commerce Bank, N.A.
N.A.                     1000 Walnut Street, 17th Floor                1000 Walnut Street, 17th Floor
                         Kansas City, Missouri 64106                   Kansas City, Missouri 64106
                         Telecopier:        (816) 234-7290             Telecopier:      (816) 234-7290
                         Telephone:         (816) 234-2477             Telephone:       (816) 234-2477
                         Attn:   Dennis Block                          Attn:    Dennis Block

Industrial Bank          Industrial Bank of Japan Trust                Industrial Bank of Japan Trust
of Japan Trust           1251 Avenue of the Americas                   1251 Avenue of the Americas
                         New York, New York   10020                    New York, New York   10020
                         Telecopier:        (212) 282-4480             Telecopier:      (212) 282-4480
                         Telephone:         (212) 282-4067             Telephone:       (212) 282-4067
                         Attn:   Bob Cummings                          Attn:    Bob Cummings

Credit Agricole          Credit Agricole Indosuez                      Credit Agricole Indosuez
Indosuez                 Texas Commerce Tower                          Texas Commerce Tower
                         600 Travis, Suite 2340                        600 Travis, Suite 2340
                         Houston, Texas 77002                          Houston, Texas 77002
                         Telecopier:        (713) 223-7029             Telecopier:      (713) 223-7029
                         Telephone:         (713) 223-7001             Telephone:       (713) 223-7001
                         Attn:   Brian Knezeak                         Attn:    Brian Knezeak

Mellon Bank, N.A.        Mellon Bank, N.A.                             Mellon Bank, N.A.
                         One Mellon Center, 44th Floor                 One Mellon Center, 44th Floor
                         Pittsburgh, Pennsylvania 15258                Pittsburgh, Pennsylvania 15258
                         Telecopier:        (412) 236-1840             Telecopier:      (412) 236-1840
                         Telephone:         (412) 236-2786             Telephone:       (412) 236-2786
                         Attn:   A. Gary Chase                         Attn:    A. Gary Chase

NationsBank              NationsBank                                   NationsBank
                         515 S. Boulder                                515 S. Boulder
                         Tulsa, Oklahoma 74103                         Tulsa, Oklahoma 74103
                         Telecopier:        (918) 591-8221             Telecopier:      (918) 591-8221
                         Telephone:         (918) 591-8518             Telephone:       (918) 591-8518
                         Attn:   Linda Parish                          Attn:    Linda Parish

Royal Bank of            Royal Bank of Canada, New York                Royal Bank of Canada, New York
Canada                   One Liberty Plaza, 4th Floor                  One Liberty Plaza, 4th Floor
                         New York, New York 10006                      New York, New York 10006
                         Telecopier:        (212) 428-2372             Telecopier:      (212) 428-2372
                         Telephone:         (212) 428-6321             Telephone:       (212) 428-6321
                         Attn:   Assistant Manager, Loan               Attn:    Assistant Manager, Loan
                                 Processing                                     Processing


                                  Schedule I-7

                                   SCHEDULE II

                              BORROWER INFORMATION


Name of Borrower                                          Information for Notices
----------------                                          -----------------------
The Williams Companies, Inc.                              The Williams Companies, Inc.
                                                          One Williams Center, Suite 4800
                                                          Tulsa, Oklahoma 74172
                                                          Attention:       Patti J. Kastl
                                                          Telecopier:      (918) 588-4755

Williams Holdings of Delaware, Inc.                       Williams Holdings of Delaware, Inc.
                                                          One Williams Center, Suite 4800
                                                          Tulsa, Oklahoma 74172
                                                          Attention:       Patti J. Kastl
                                                          Telecopier:      (918) 588-4755

Northwest Pipeline Corporation                            Northwest Pipeline Corporation
                                                          295 Chipeta Way
                                                          Salt Lake City, Utah 84158
                                                          Attention: Curtis C. Kennedy
                                                          Telecopier: (801) 584-6726

Transcontinental Gas Pipe Line Corporation                Transcontinental Gas Pipe Line Corporation
                                                          2800 Post Oak Boulevard, 21st Floor
                                                          Houston, Texas 77056
                                                          Attention:       Nick Bacile
                                                          Telecopier:  (713) 439-2440

Texas Gas Transmission Corporation                        Texas Gas Transmission Corporation
                                                          3800 Frederica St.
                                                          Owensboro, Kentucky 42302
                                                          Attention: Susanne W. Harris
                                                          Telecopier: (502) 683-5657

Williams Pipe Line Company                                Williams Pipe Line Company
                                                          One Williams Center, Suite 4800
                                                          Tulsa, Oklahoma 74172
                                                          Attention:       Paul W. Nelson
                                                          Telecopier:  (918) 588-3371

WilTel Communications, LLC                                WilTel Communications, LLC
                                                          2800 Post Oak Boulevard
                                                          Houston, Texas 77056
                                                          Attention:       G.L. Best
                                                          Telecopier:  (713) 307-4880

                                  SCHEDULE III

                               PERMITTED WHD LIENS

a) Any purchase money Lien created by WHD or any of its Subsidiaries to secure all or part of the purchase price of any property (or to secure a loan made to enable WHD or any of its Subsidiaries to acquire the property secured by such Lien); provided that the principal amount of the Debt secured by any such Lien, together with all other Debt secured by a Lien on such property, shall not exceed the purchase price of the property acquired.

b) Any Lien existing on any property at the time of the acquisition thereof by WHD or any of its Subsidiaries, whether or not assumed by WHD or any of its Subsidiaries, and any Lien on any property acquired or constructed by WHD or any of its Subsidiaries and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later; provided, however, that if assumed or created by WHD or any of its Subsidiaries, the principal amount of the Debt secured by such Lien, together with all other Debt secured by a Lien on such property, shall not exceed the purchase price of the property acquired and/or the cost of the property constructed.

c) Any Lien created or assumed by WHD or any of its Subsidiaries on any contract for the sale of any product or service or any rights thereunder or any proceeds therefrom, including accounts and other receivables, related to the operation or use of any property acquired or constructed by WHD or any of its Subsidiaries and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later; provided, however, that the principal amount of the Debt secured by such mortgage together with all other Debt secured by any such contract, rights or property, shall not exceed the purchase price of the property acquired and/or the cost of the property constructed.

d) Any Lien existing on any property of a Subsidiary of WHD at the time it becomes a Subsidiary of WHD.

e) Any refunding or extension of maturity, in whole or in part, of any Lien created or assumed in accordance with the provisions of paragraph
         (a), (b), (c) or (d) above or (j) below; provided that the principal amount of the Debt secured by such refunding Lien or extended Lien shall not exceed the principal amount of the Debt secured by the Lien to be refunded or extended outstanding at the time of such refunding or extension and that such refunding Lien or extended Lien shall be limited to the same property that secured the Lien so refunded or extended.

f) Mechanics' or materialmen's liens arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings or any Lien arising by reason of pledges or deposits to secure payment of workmen's compensation or other insurance, good faith deposits in connection with tenders or leases of real estate, bids or contracts (other than contracts for the payment of money), in each case to secure obligations of TWC or any of its Subsidiaries.

g) Deposits to secure public or statutory obligations, deposits to secure or in lieu of surety, stay or appeal bonds and deposits as security for the payment of taxes or assessments or other similar charges, in each case to secure obligations of TWC or any of its Subsidiaries; provided, however, that the aggregate amount of obligations secured by Liens permitted by this paragraph (g) shall not exceed 10% of Consolidated Tangible Net Worth of TWC.

h) Any Lien arising by reason of deposits with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation (i) as a condition to the transaction by TWC or any of its Subsidiaries of any business or the exercise by TWC or any of its Subsidiaries of any privilege or license,
         (ii) to enable TWC or any of its Subsidiaries to maintain self-insurance or to participate in any fund for liability on any insurance risks or (iii) in connection with workmen's compensation, unemployment insurance, old age pensions or other social security with respect to TWC or any of its Subsidiaries to share in the privileges or benefits required for companies participating in such arrangements.

i) Any Lien which is payable, both with respect to principal and interest, solely out of the proceeds of oil, gas, coal or other minerals or timber to be produced from the property subject thereto and to be sold or delivered by WHD or any of its Subsidiaries, including any interest of the character commonly referred to as a "production payment".

j) Any Lien created or assumed by a Subsidiary of WHD on oil, gas, coal or other mineral or timber property, owned or leased by such Subsidiary to secure loans to such Subsidiary for the purposes of developing such properties, including any interest of the character commonly referred to as a "production payment"; provided, however, that neither WHD nor any other Subsidiary of WHD shall assume or guarantee such loans or otherwise be liable in respect thereto.

k)       Liens incurred in the ordinary course of business upon rights-of-way.

l) Undetermined mortgages and charges incidental to construction or maintenance arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings.

m) The right reserved to, or vested in, any municipality or governmental or other public authority or railroad by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right, power, franchise, grant, license or permit.


                                   Page III-2

n)       The Lien of taxes and assessments which are not at the time delinquent.

o) The Lien of specified taxes and assessments which are delinquent but the validity of which is being contested in good faith by WHD or any of its Subsidiaries by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles, if required by such principles, have been provided on the books of WHD or the relevant Subsidiary of WHD, as the case may be.

p) The Lien reserved in leases entered into in the ordinary course of business for rent and for compliance with the terms of the lease in the case of real property leasehold estates.

q) Defects and irregularities in the titles to any property (including rights-of-way and easements) which are not material to the business, assets, operations or financial condition of WHD and its Subsidiaries considered as a whole.

r) Any Liens securing Debt neither assumed nor guaranteed by WHD or any of its Subsidiaries nor on which any of them customarily pays interest, existing upon real estate or rights in or relating to real estate (including rights-of-way and easements) acquired by WHD or any of its Subsidiaries for pipeline, metering station or right-of-way purposes, which Liens were not created in anticipation of such acquisition and do not materially impair the use of such property for the purposes for which it is held by WHD or such Subsidiary.

s) Easements, exceptions or reservations in any property of WHD or any of its Subsidiaries granted or reserved in the ordinary course of business for the purpose of pipelines, roads, telecommunication equipment and cable, streets, alleys, highways, railroads, the removal of oil, gas, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, facilities and equipment, which do not materially impair the use of such property for the purposes for which it is held by WHD or such Subsidiary.

t) Rights reserved to or vested in any municipality or public authority to control or regulate any property of WHD or any of its Subsidiaries, or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by WHD or such Subsidiary.

u) Any obligations or duties, affecting the property of WHD or any of its Subsidiaries, to any municipality or public authority with respect to any franchise, grant, license or permit.

v) The Liens of any judgments in an aggregate amount for WHD and all of its Subsidiaries (i) not in excess of $5,000,000, the execution of which has not been stayed and (ii) not in excess of $25,000,000, the execution of which has been stayed and which have been appealed and secured, if necessary and permitted hereby, by the filing of an appeal bond.

w)       Zoning laws and ordinances.

                                   Page III-3

x) Any Lien on any office equipment, data processing equipment (including computer and computer peripheral equipment), motor vehicles, aircraft, marine vessels or similar transportation equipment.

y) Any Lien consisting of interests in receivables in connection with agreements for sales of receivables of any kind by WHD or any of its Subsidiaries for cash.

z) Any Lien not permitted by paragraphs (a) through (y) above or (aa) below securing Debt of WHD and its Subsidiaries or securing any Debt of WHD and its Subsidiaries which constitutes a refunding or extension of any such Debt if at the time of, and after giving effect to, the creation or assumption of any such Lien, the sum of aggregate of all Debt of WHD and its Subsidiaries secured by all such Liens not so permitted by paragraphs (a) through (y) above or (aa) below plus the amount of Attributable Obligations of WHD and its Subsidiaries in respect of Sale and Lease-Back Transactions permitted by Section 5.2(j) does not exceed 5% of the sum of (i) Consolidated Tangible Net Worth of WHD plus (ii) Debt of WHD and its Subsidiaries on a Consolidated basis.

aa) Any Lien resulting from any sale and lease-back of cushion gas by WHD or any of its Subsidiaries.

bb) Any Lien created by WHD or any of its Subsidiaries on any contract (or any rights thereunder or proceeds therefrom) providing for advances by WHD or any of its Subsidiaries to finance gas exploration and development, which Lien is created to secure only indebtedness incurred to finance such advances.

                                   SCHEDULE IV

                                   COMMITMENTS

                            AS OF ___________________



                       BANKS                                       WHD COMMITMENT

Citibank, N.A                                                    $     89,000,000

Arab Banking Corporation                                         $     35,000,000

BW Capital Markets, Inc.                                         $     50,000,000

The Chase Manhattan Bank                                         $     89,000,000

CIBC Inc.                                                        $     89,000,000

The Fuji Bank, Limited - Houston Agency                          $     62,000,000


Bank of America                                                  $     49,000,000

Banque Nationale de Paris                                        $     25,000,000

Commerce Bank, N.A                                               $      5,000,000

Commerzbank                                                      $     25,000,000

Credit Agricole Indosuez                                         $     30,000,000

SunTrust                                                         $     16,000,000

Westdeutsche Landesbank                                          $     40,000,000

DG Bank                                                          $     25,000,000

Greenwich NatWest                                                $     35,000,000

First American National                                          $     20,000,000

Bank of Oklahoma                                                 $      6,000,000

Bank of Montreal                                                 $     50,000,000

Credit Lyonnais New York Branch                                  $     89,000,000

The First National Bank of Chicago                               $     89,000,000


ABN Amro Bank NV                                                 $     70,000,000

BankBoston, N.A                                                  $     20,000,000

The Bank of New York                                             $     65,000,000

The Bank of Nova Scotia                                          $     89,000,000

The Bank of Tokyo-Mitsubishi, Ltd. - Houston Agency              $     20,000,000

Barclays Bank PLC                                                $     65,000,000

Industrial Bank of Japan Trust Company                           $     25,000,000

Mellon Bank, N.A                                                 $     33,000,000


Royal Bank of Canada                                             $     45,000,000

Societe Generale - Southwest Agency                              $     40,000,000

The Sumitomo Bank, Limited                                       $     10,000,000
                                                                 ================

COMMITMENTS                                                      $  1,400,000,000
                                                                 ================


                                    Page IV-1

                                   SCHEDULE V

                                RATING CATEGORIES



   Rating Category          S&P or Moody's ratings of the senior unsecured         Applicable         Applicable
   of the Borrower                  long-term debt of the Borrower*                  Margin           Commitment
                                                                                                       Fee Rate
         One            A or better by S&P or A2 or better by Moody's                  .50%               .075%

         Two            A- by S&P or A3 by Moody's                                    .625%               .085%

        Three           BBB+ by S&P or Baa1 by Moody's                                 .75%               .095%

         Four           BBB by S&P or Baa2 by Moody's                                 .875%                .10%

         Five           BBB- by S&P and Baa3 by Moody's                              1.125%                .15%

         Six            BBB- by S&P or Baa3 by Moody's                                 1.5%                .20%

        Seven           Borrower is Unrated or none of the above applies to            2.0%                .25%
                        Borrower


*If split-rated, the higher rating will apply.

                                    Page V-1

                                   EXHIBIT A-1

                                A PROMISSORY NOTE


U.S. $__________________                                       January 26, 1999

         FOR VALUE RECEIVED, the undersigned, Williams Holdings of Delaware, Inc., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ____________________ (the "Bank"), for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), on the Stated Termination Date (as defined in the Credit Agreement referred to below), the principal amount of $______________, or, if less, the aggregate principal amount of the A Advances (as defined in the Credit Agreement referred to below) owed to the Bank by the Borrower on such Stated Termination Date.

         The Borrower promises to pay interest on the unpaid principal amount hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement referred to below. Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, at 399 Park Avenue, New York, New York 10043, in same day funds. Each A Advance owed to the Bank by the Borrower, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this A Promissory Note.

         This A Promissory Note is one of the A Notes referred to in, and is subject to and entitled to the benefits of the Amended and Restated Credit Agreement, dated as of January 26, 1999 (as amended or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the Bank, certain other financial institutions parties thereto and Citibank, N.A., as Agent for the Bank and such other financial institutions. The Credit Agreement provides, among other things, for (i) the making of advances to the Borrower from time to time pursuant to Section 2.1 of the Credit Agreement in an aggregate outstanding amount not to exceed at any time the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such advance owed to the Bank being evidenced by this A Promissory Note, (ii) acceleration of the maturity hereof upon the happening of certain stated events and (iii) prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. Capitalized terms used herein which are not defined herein and are defined in the Credit Agreement are used herein as therein defined.

         [This A Promissory Note is [in part] in extension, continuation and renewal of, and not in satisfaction of, outstanding amounts under the Borrower's note(s) dated [July 23, 1997] [and] [March 30, 1998] in the original principal amount(s) of [$________________] [and $__________, respectively].]

         The Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and any other notice of any kind, except as provided in the Credit Agreement.

No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         This A Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.


                                      WILLIAMS HOLDINGS OF DELAWARE, INC.

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                   Page A-1-2

                       ADVANCES AND PAYMENTS OF PRINCIPAL



                                                 Amount of
                            Amount               Principal               Unpaid
                              of                  Paid or               Principal                 Notation
       Date                Advance                Prepaid                Balance                  Made By
       ----                -------               ----------             ---------                 --------




                                   Page A-1-3

                                   EXHIBIT A-2

                                B PROMISSORY NOTE

U.S. $__________________                              Dated: ____________, _____


                  FOR VALUE RECEIVED, the undersigned, Williams Holdings of Delaware, Inc., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ____________________ (the "Bank"), for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), on _________, the principal amount of _____________ U.S. Dollars ($______________).

         The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

         Interest Rate:        ______% per annum (calculated on the basis
                               of a year of _____ days for the actual number of days elapsed).

         Interest Payment
         Date or Dates:        ___________________

         Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, for the account of the Bank at the office of Citibank, N.A., at 399 Park Avenue, New York, New York 10043, in same day funds.

         This B Promissory Note is one of the B Notes referred to in, and is entitled to the benefits of the Amended and Restated Credit Agreement, dated as of January 26, 1999 (as amended or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the Bank, certain other financial institutions parties thereto and Citibank, N.A., as Agent for the Bank and such other financial institutions. The Credit Agreement contains, among other things, provisions for acceleration of the maturity hereof upon the happening of certain stated events. Capitalized terms used herein which are not defined herein and are defined in the Credit Agreement are used herein as therein defined.

         The Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and any other notice of any kind, except as provided in the Credit Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         This B Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                      WILLIAMS HOLDINGS OF DELAWARE, INC.

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                   Page A-2-2

                                   EXHIBIT B-1

                              NOTICE OF A BORROWING

                                                                          [Date]

Citibank, N.A., as Agent
for the Banks parties to the Credit
Agreement referred to below
399 Park Avenue
New York, New York 10043

         ATTENTION:  John Sahr

Ladies and Gentlemen:

         The undersigned, Williams Holdings of Delaware, Inc. (the "Borrower"),
(a) refers to the Amended and Restated Credit Agreement, dated as of January 26, 1999 (as amended or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein and not defined herein being used herein as therein defined), by and among the undersigned, certain Banks parties thereto and Citibank, N.A., as Agent for such Banks; (b) hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests an A Borrowing under the Credit Agreement and (c) in that connection sets forth below the information relating to such A Borrowing (the "Proposed A Borrowing") as required by Section 2.2 (a) of the Credit
Agreement:

         (i)      The Business Day of the Proposed A Borrowing is
                  ______________, 19____.

         (ii) The Type of A Advances comprising the Proposed A Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

         (iii) The aggregate amount of the Proposed A Borrowing is $__________________.

         [(iv) The Interest Period for each A Advance made as part of the Proposed A Borrowing is ______ months.]

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed A Borrowing:

         (a) the representations and warranties contained in Section 4.1 of the Credit Agreement as to the Borrower and its Subsidiaries are correct on and as of the date of the Proposed A Borrowing, before and after giving effect to the Proposed A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

Citibank, N.A., as Agent

---------------,-------
Page 2






          (b) no event has occurred and is continuing, or would result from the Proposed A Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

         (c) after giving effect to the Proposed A Borrowing and all other Borrowings which have been requested on or prior to the date of the Proposed A Borrowing but which have not been made prior to such date, the aggregate principal amount of all Advances will not exceed the aggregate of the Commitments of the Banks to the Borrower (computed without regard to any B Reduction).

                                Very truly yours,

                                WILLIAMS HOLDINGS OF DELAWARE, INC.

                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------


cc:      Citicorp North America, Inc.
         1200 Smith Street, Suite 2000
         Houston, Texas 77002
         Attn:    The Williams Companies, Inc.
                  Account Officer


                                   Page B-1-2

                                   EXHIBIT B-2

                              NOTICE OF B BORROWING

                                                                          [Date]

Citibank, N.A., as Agent
for the Banks parties to the
Amended and Restated Credit
Agreement referred to below
399 Park Avenue
New York, New York 10043

         ATTENTION:  John Sahr

Ladies and Gentlemen:

         The undersigned, Williams Holdings of Delaware, Inc. (the "Borrower"),
(a) refers to the Amended and Restated Credit Agreement, dated as of January 26, 1999 (as amended or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein and not defined herein being used herein as therein defined), by and among the undersigned, certain Banks parties thereto and Citibank, N.A., as Agent for such Banks; (b) hereby gives you notice, irrevocably, pursuant to Section 2.16 of the Credit Agreement that the undersigned hereby requests a B Borrowing under the Credit Agreement and (c) in that connection sets forth the terms on which such B Borrowing (the "Proposed B Borrowing") is requested to be made:

         (A)      Date of B Borrowing                _________________________
         (B)      Amount of B Borrowing              _________________________
         (C)      Maturity Date                      _________________________
         (D)      Interest Rate Basis                _________________________
         (E)      Interest Payment Date(s)           _________________________
         (F)      Prepayment Permitted               [Yes/No] [Conditions]
         (G)      ____________________               _________________________

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed B Borrowing:

         (a) the representations and warranties contained in Section 4.1 of the Credit Agreement as to the Borrower and its Subsidiaries are correct on and as of the date of the Proposed B Borrowing, before and after giving effect to the Proposed B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

Citibank, N.A., as Agent
-------------, -----
Page 2




         (b) no event has occurred and is continuing, or would result from the Proposed B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

         (c) following the making of the Proposed B Borrowing and all other Borrowings to be made on the same day under the Credit Agreement, the aggregate principal amount of all Advances of the Banks to the Borrower then outstanding will not exceed the aggregate amount of the Commitments of the Banks to the Borrower (computed without regard to any B Reduction); and

         (d) after giving effect to the Proposed B Borrowing and all other Borrowings which have been requested on or prior to the date of the Proposed B Borrowing but which have not been made prior to such date, the aggregate principal amount of all Advances will not exceed the aggregate of the Commitments of the Banks.

         The undersigned hereby confirms that the Proposed B Borrowing is to be made available to it in accordance with Section 2.16(a)(v) of the Credit Agreement.

                                        Very truly yours,

                                        WILLIAMS HOLDINGS OF DELAWARE, INC.



                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

cc:      Citicorp North America, Inc.
         1200 Smith Street, Suite 2000
         Houston, Texas 77002
         Attn:    The Williams Companies, Inc.
                  Account Officer



                                   Page B-2-2

                                    EXHIBIT C

                                                               January ___, 1999


To each of the Banks parties to the Amended and Restated Credit Agreement, dated as of January 26, 1999, by and among Williams Holdings of Delaware, Inc., the Banks parties thereto and Citibank, N.A., as Agent for the Banks

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to Section 3.1(d) of the Amended and Restated Credit Agreement, dated as of January 26, 1999 (the "Credit Agreement"), by and among Williams Holdings of Delaware, Inc., a Delaware corporation (the "Borrower"), the Banks parties thereto and Citibank, N.A., as Agent for the Banks. Terms defined in the Credit Agreement are used herein as therein defined.

         I am General Counsel of TWC, and I have acted as counsel for the Borrower in connection with the preparation, execution and delivery of the Credit Agreement and the A Notes.

         In that connection, either I or the attorneys acting under my supervision have examined:

         (1) Original counterparts of the Credit Agreement executed by the Agent and the Borrower and the ___ original A Notes dated January 26, 1999 executed by the Borrower ("Executed Notes").

         (2)      The documents furnished by the Borrower pursuant to Section
                  3.1 of the Credit Agreement.

         (3) The Certificate of Incorporation of the Borrower and all amendments thereto (the "Charter" of the Borrower).

         (4) The by-laws of the Borrower and all amendments thereto (the "By-laws").

         (5) Certificates of the Secretary of State of the State of Delaware, dated ____________, 1999, attesting to the continued corporate existence and good standing of the Borrower in that State.

         I have also examined the originals, or copies certified to my satisfaction, of such corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments, and other documents, as I have deemed necessary as a basis for the

_______________________, 1999
Page 2



opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of officers of the Borrower or of public officials. I have assumed
(i) the genuineness of all signatures of the Banks and the Agent, (ii) the capacity of the signing officers of each of the Banks and the Agent, (iii) the authenticity of all documents submitted to me as original and the conformity with the authentic originals of all documents submitted to me as copies and (iv) the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Banks and the Agent and the enforceability (subject to limitations on enforceability of the types referred to in paragraphs (a) through
(c) of this opinion) of the Credit Agreement against the Banks and the Agent.

         Based upon the following and upon such investigation as I have deemed necessary, I am of the following opinion:

         (1) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (2) The execution, delivery, and performance by the Borrower of the Credit Agreement, the Executed Notes executed by the Borrower, and the Notes to be executed by the Borrower and the consummation of the transactions contemplated by the Credit Agreement are within the Borrower's corporate powers, (a) have been duly authorized by all necessary corporate action, (b) do not contravene (i) the Charter or the By-laws of the Borrower,
                  (ii) any law, rule, or regulation applicable to the Borrower (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) any contractual or legal restriction and (c) will not result in or require the creation or imposition of any Lien prohibited by the Credit Agreement. With respect to the Notes to be executed after the date hereof by the Borrower, this opinion is limited to the law, the Charter and By-laws of the Borrower and restrictions in effect on the date hereof. The Credit Agreement has been duly executed and delivered by the Borrower and the Executed Notes have been duly executed and delivered by the Borrower. The Borrower has duly executed and delivered to the Agent an A Note payable to each Bank.

         (3) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery, and performance by the Borrower of the Credit Agreement and the respective Notes or the consummation of the transactions contemplated by the Credit Agreement, except in the case of such performance for (A) such authorizations, approvals, actions, notices, and filings which have been made or obtained and (B) such authorizations, approvals, actions, notices, and filings that are required by the terms of the Credit Agreement (such as filings made under the Securities Exchange



                                    Page C-2

_______________________, 1999
Page 3



                  Act of 1934) which would not customarily be made or obtained prior to the time when they are required.

         (4) Each of the Executed Notes executed by, and the other Notes when funded and when executed and delivered by, the Borrower and the Credit Agreement constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

         (5) Except as set forth in the Public Filings, to my knowledge there are no pending or overtly threatened actions or proceedings against the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect, or enforceability of the Credit Agreement or any of the Notes or that could reasonably be expected to have a materially adverse effect upon the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole.

         (6) The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning off the Investment Company Act of 1940, as amended. The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (7) In any action or proceeding arising out of or relating to the Credit Agreement or any of the Notes in any court of the State of Oklahoma or in any Federal court sitting in the State of Oklahoma, assuming (i) proper venue, jurisdiction, and a full and proper presentation of the issue and the law to the court,
                  (ii) such action or proceeding is not dismissed on the basis of an inconvenient forum and (iii) that the court properly applies Oklahoma law, such court would (a) recognize and give effect to the provisions of Section 8.7 of the Credit Agreement and (b) construe the Credit Agreement and the Notes in accordance with the internal laws of the State of New York. Subject to the foregoing and without limiting the generality thereof, a court of the State of Oklahoma or a Federal court sitting in the State of Oklahoma would apply the usury law of the State of New York, and would not apply the usury law of the State of Oklahoma, to the Credit Agreement and the Notes. However, if a court were to hold that the Credit Agreement or any of the Notes are governed by, or to be construed in accordance with, the laws of the State of Oklahoma, the Credit Agreement, the Executed Notes, and the other Notes, when executed, delivered and funded, would be, under the laws of the State of Oklahoma, legal, valid and binding obligations of the Borrower signatory thereto and enforceable against the Borrower in accordance with their respective terms.




                                    Page C-3

_______________________, 1999
Page 4


         The opinions set forth above are subject to the following qualifications:

         (a) My opinions in paragraph 4 above and my opinion in the last sentence of paragraph 7 above are subject, insofar as enforceability is concerned, to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law affecting creditors' rights and remedies generally.

         (b) My opinions in paragraph 4 above and my opinion in the last sentence of paragraph 7 above are subject, insofar as enforceability is concerned, to the effect of general principles of equity including principles of commercial reasonableness, good faith, and fair dealing (regardless of whether considered in a proceeding in equity or at law).

         (c) I express no opinion with respect to the enforceability of any of the following: (i) indemnification provisions to the extent the same are violative of federal or state securities laws, rules, or regulations or of public policy, (ii) clauses waiving right to trial by jury, exculpation clauses, or clauses granting offset rights to the Banks or against any deposits or in respect of matured claims, (iii) clauses relating to recovery of attorneys' fees in connection with the enforcement of obligations, (iv) clauses relating to release of unmatured claims, integration clauses to the effect that no representation was made other than as appears in the Credit Agreement, (v) clauses purporting to waive unmatured rights, representations, warranties or affirmative or negative covenants to the extent such representations, warranties, or covenants can be construed to be independent clauses which purport to be legal, valid, binding, and enforceable by themselves, as distinguished from being clauses that trigger an event of default, and severability and similar clauses, and
                  (vi) clauses that incorporate by reference a document or instrument or agreement not in existence on the date hereof to the extent that any such document, instrument, or agreement is the basis of an effort to enforce the Notes or Credit Agreement, insofar as any of the foregoing are contained in the Credit Agreement or the Notes.

         (d) I express no opinion as to the effect on the opinions herein stated of compliance or non-compliance by any Bank with any applicable state, federal, or other laws or regulations applying only to banks, or the legal or regulatory status of any Bank.

         (e) My opinion in paragraph 4 above and my opinion in paragraph 7 above assumes (i) application of New York law would not be found to be contrary to a fundamental policy of a state with a materially greater interest in determining the question presented and the laws of which would govern in absence of an effective choice of law, (ii) Citibank, N.A. has a place of business located in the State of New York and (iii) the Borrower is required to perform a part of its obligations relating to the




                                    Page C-4

_______________________, 1999
Page 5


                  transaction contemplated by the Credit Agreement, such as delivery of payment, in the State of New York.

         (f) [I am admitted to practice law in the State of Oklahoma and the State of New York, and, accordingly, the opinions expressed herein are based upon and limited exclusively to the laws of the State of Oklahoma, the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the United States of America insofar as any of such laws are applicable. I render no opinion with respect to any other laws [except the laws of Utah, insofar as such laws are applicable to the matters opined upon herein. In giving the opinions expressed herein as to the laws of the State of Utah, I have, with your approval and without independent investigation, relied solely upon attorneys acting under my supervision admitted to practice law in that State].

         (g) My opinion in paragraph 1 above as to the due qualification and good standing of the Borrower is based solely on certificates, dated as of _______________, 1999 from the Secretary of State of the State of Delaware certifying as to such matters.

         This opinion is solely for the benefit of the Banks and the Agent, their respective successors, assigns, participants, and other transferees and counsel for the Persons referred to in this sentence, and may be relied upon only by such Persons and such counsel. This opinion speaks as of its date, and I undertake no, and hereby expressly disclaim any, duty to advise you as to any changes of fact or law coming to my attention after the date hereof.

                                           Very truly yours,



                                           William G. von Glahn


                                    Page C-5

                                    EXHIBIT D

                                                             January _____, 1999

To each of the Banks party to the
Credit Agreement described below and
Citibank, N.A., as Agent

Ladies and Gentlemen:

         We have acted as special counsel to Citibank, N.A., acting for itself and as Agent, in connection with the preparation, execution and delivery of the Amended and Restated Credit Agreement, dated as of January ____, 1999 (the "Credit Agreement"), by and among Williams Holdings of Delaware, Inc., a Delaware corporation (the "Borrower"), and each of you. Terms defined in the Credit Agreement are used herein as therein defined.

         In that connection, we have examined the following documents:

                  (1) Counterparts of the Credit Agreement, executed by the Agent and the Borrower, respectively.

                  (2) The documents furnished by the Borrower pursuant to
         Section 3.1 of the Credit Agreement and listed on Annex A hereto, including the opinion of William G. von Glahn ("Opinion").

         In our examination of the documents referred to above, we have assumed
(i) the authenticity of all such documents submitted to us as originals, (ii) the genuineness of all signatures and (iii) the conformity to the originals of all such documents submitted to us as copies. We have also assumed the accuracy of all matters set forth in the certificates referred to on Annex A hereto and assumed that the Borrower, the Banks and the Agent have duly executed and delivered, with all necessary power and authority (corporate and otherwise), the Credit Agreement and that the Borrower has duly executed and delivered, with all necessary power and authority (corporate and otherwise), the respective A Notes. We have also assumed that no Bank has requested that the opinion required by
Section 3.1(d) of the Credit Agreement contain any matter not contained in the form of opinion set forth as Exhibit C to the Credit Agreement.

         Based upon the foregoing examination of documents and assumptions and upon such other investigation as we have deemed necessary, we are of the opinion that the Opinion and the other documents referred to in item (2) above are substantially responsive to the requirements of the Credit Agreement.

         This opinion (i) is furnished solely for the benefit of the Banks, the Agent, their respective successors, assigns, participants and other transferees and solely in connection with the transactions described above and (ii) may not be relied upon by, or communicated to, any other Person or for any other purpose, nor may it be quoted, circulated or published or made public, in whole or in part, or furnished, without our prior written consent, to any Person. This opinion is rendered as of the date hereof, and we express no opinion as to, and disclaim any undertaking or obligation to update this opinion in respect of changes in laws or interpretations thereof or in circumstances or events that occur subsequent to this date.

                                           Very truly yours,

                                           Mayer, Brown & Platt







                                    Page D-2

                                     ANNEX A


(1) The respective A Notes dated January _____, 1999 of the Borrower payable to the order of the respective Banks.

(2) Certified copies of resolutions of the Board of Directors of the Borrower pertaining to the Credit Agreement and the Notes.

(3) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (a) the names and the signatures of officers of the Borrower authorized to sign the Credit Agreement and the respective Notes of the Borrower and (b) copies of the Certificate of Incorporation and Bylaws of the Borrower.

(4) The opinion of William G. von Glahn, Esq., substantially in the form of Exhibit C to the Credit Agreement.

(5) A certificate of an officer of the Borrower stating the respective ratings by each of S&P and Moody's of the senior unsecured long-term debt of the Borrower as in effect on January ____, 1999.


                                    Page D-3

                                    EXHIBIT E

                            RESTRICTIONS DESCRIBED IN
                    PARAGRAPH 5.2(d) OF THE CREDIT AGREEMENT


                                      None.

                                    EXHIBIT F

                               TRANSFER AGREEMENT

         This Transfer Agreement, dated as of ___________________ (this "Agreement"), is made by and among (a) Williams Holdings of Delaware, Inc., a Delaware corporation ("Borrower"); (b) Citibank, N.A., as Agent for the banks party to the Amended and Restated Credit Agreement, dated as of January 26, 1999 (as may be amended from time to time, the "Credit Agreement"), by and among the Borrower, such Agent and such banks; (c) ___________________ ("Assignor") and
(d) _______________ ("Assignee"). In consideration of the mutual covenants herein contained, the parties hereto agree as set forth herein.

         1. Transfer. Pursuant to the last sentence of Section 8.6(a) of the Credit Agreement, Assignor hereby assigns to Assignee (without representation or warranty to Assignee and without Assignee having recourse against Assignor as a result of such assignment), and Assignee hereby assumes, a constant ____% of each of the Assignor's Commitments (such term used throughout this Agreement without giving effect to any B Reduction) to the Borrower under the Credit Agreement, such assignment from Assignor to Assignee being [all of Assignor's Commitments to the Borrower][$___________ of Assignor's $____________ Commitment to the Borrower] (the amount of such Commitment to the Borrower so assigned is called the "Assigned Portion" of such Commitment). [The Assignee is already a Bank under the Credit Agreement with a Commitment of $___________ to the Borrower prior to the assumption contemplated hereby.] [The Assignee is hereby approved by the Agent [and the Borrower] for purposes of the assignment and assumption contemplated hereby.] As contemplated by such Section 8.6, it is hereby agreed that:

         (i) the Assignor is hereby released from all of its obligations under the Credit Agreement with respect to or arising as a result of the Assigned Portions of its Commitment assigned hereby;

         (ii) the Assignee hereby becomes obligated for the Assigned Portions of such Commitment and all other obligations of the Assignor (including, without limitation, obligations to the Agent under Section 7.5 of the Credit Agreement or otherwise) under the Credit Agreement with respect to or arising as a result of the Assigned Portions of such Commitments;

         (iii) the Assignee is hereby assigned the right to vote or consent under the Credit Agreement and the other rights and obligations of the Assignor under the Credit Agreement, in each case to the extent of the Assigned Portions of such Commitment;

         (iv) The Borrower, contemporaneously with its execution and delivery hereof, will deliver, in replacement of the A Note of the Assignor currently outstanding [(and in replacement of Assignee's existing $___________ A Note)] (a) to the Assignee, a new A Note in the amount of $____________ [(and the Assignee agrees to cancel and return to the Borrower, with reasonable promptness following such delivery, the

                  A Note of the Assignee being replaced thereby)], (b) to the Assignor, a new A Note in the amount of $____________ (and the Assignor agrees to cancel and return to the Borrower, with reasonable promptness following delivery of such new A Note, the A Note of the Assignor being replaced thereby), and (c) to the Agent, photocopies of all such new A Notes and of all such canceled A Notes;

         [(v) inasmuch as there are currently no outstanding A Advances, no transfer of A Advances is hereby made];

         [(vi) $__________ of the Assignor's outstanding A Advances to the Borrower are hereby transferred to the Assignee, which amounts represent [the aggregate amount of all of the Assignor's outstanding A Advances to the Borrower respectively,] [the amount of the assigned portions of the outstanding A Advances of the Assignor to the Borrower being hereby assigned to Assignee a portion of each such A Advance with the assigned portion of each such A Advance being equal to the amount of such A Advance multiplied by a fraction, the numerator of which is the amount of the Assignor's Commitments assumed hereby by the Assignee and the denominator of which is the amount of the Assignor's Commitments (without giving effect to any B Reduction) immediately prior to such assumption]; [and]

         (vii) the Assignee hereby confirms that it is a party to the Credit Agreement as a Bank and agrees that after giving effect to this Agreement its Commitments will be $_______________ to the Borrower; [and]

         (viii) the Assignee hereby specifies the following offices as its Applicable Lending Offices under the Credit Agreement:



                          Domestic                            Eurodollar
                        Lending Office                       Lending Office
                        --------------                       --------------
                  Attention:                         Attention:
                            --------------                     ----------------
                  Telephone:                         Telephone:
                            --------------                     ----------------
                  Telecopy:                          Telecopy:
                           ---------------                    -----------------
                  Answerback:                        Answerback:
                             -------------                      ---------------

         [(ix) the Assignee hereby specifies the following as its address for notices and communications under the Credit Agreement:


                                    [Assignee]
                                    Attention:
                                              ------------------------
                                    Telephone:
                                              ------------------------
                                    Telecopy:
                                             -------------------------
                                    Answerback:                        ]
                                               -----------------------







                                    Page F-2

         2.       Miscellaneous.

                  2.1 Amendments, Etc. This Agreement shall not be amended, waived or otherwise modified except in writing executed by the parties hereto.

                  2.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  2.3 Definitions. Capitalized terms used herein which are defined in the Credit Agreement and not defined herein are used herein as defined in the Credit Agreement.

                  2.4 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  2.5 Effective Date. This Agreement shall be effective as of the date first above written for purposes of computation of commitment fees under the Credit Agreement and for all other relevant purposes.

                  2.6 Assignee Credit Decision. The Assignee acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on such financial statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Note, the Credit Agreement or this Agreement.

                  2.7 Indemnity. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including without limitation reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's performance or non-performance of obligations assumed by Assignee under this Agreement.



                                    Page F-3

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNEE]                          WILLIAMS HOLDINGS OF DELAWARE, INC.



By:                                         By:
   ---------------------------------           ---------------------------------
Name:                                       Name:
     -------------------------------             -------------------------------
Title:                                      Title:
      ------------------------------              ------------------------------


[NAME OF ASSIGNOR]                          CITIBANK, N.A., AS AGENT


By:                                         By:
   ---------------------------------           ---------------------------------
Name:                                       Name:
     -------------------------------             -------------------------------
Title:                                      Title:
      ------------------------------              ------------------------------



                                    Page F-4